================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            PortaCom Wireless, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                PRELIMINARY COPY
                                                                ----------------


                            PORTACOM WIRELESS, INC.

     8055 W. MANCHESTER AVENUE, SUITE 730, PLAYA DEL REY, CALIFORNIA 90293

                          NOTICE OF EXTRAORDINARY AND
                    SPECIAL GENERAL MEETING OF STOCKHOLDERS

                         TO BE HELD DECEMBER 23, 1996

TO THE STOCKHOLDERS OF
PORTACOM WIRELESS, INC.

     Notice is hereby given that an extraordinary and special general meeting of PORTACOM WIRELESS, INC. (the "Company") will be held at 8055 Manchester Avenue, Suite 730, Playa del Rey, California, U.S.A., on Monday, the 23rd day of December, 1996 at nine o'clock in the morning (9:00 a.m.) for the following purposes:

     1. to consider and if deemed advisable, to pass a Special Resolution authorizing the Company to change its jurisdiction of incorporation from British Columbia, Canada to Wyoming, U.S.A., by way of a continuation under the Wyoming Business Corporation Act and the adoption by the Company of By-laws under Wyoming corporate legislation in substitution of the Company's current Memorandum;

     2. to consider and if deemed advisable, to pass a resolution authorizing the Company to subsequently change its domicile from Wyoming to Delaware to be accomplished by the merger of the Company with and into a wholly owned Delaware corporation formed solely for the purpose of completing the merger;

     3. to consider and, if deemed advisable, to pass a resolution authorizing the Company to issue 5,000,000 shares of $.001 par value preferred stock;

     4. to consider and, if deemed advisable, to pass a resolution authorizing the Company to eliminate the personal liability of directors to the fullest extent allowed under Delaware law;

     5. to consider and, if deemed advisable, to pass a resolution authorizing the Company to provide officers, directors, employees and agents of the Company certain indemnification rights in addition to those currently provided; and

     6. to transact such other business as may properly be brought before the meeting or any adjournments thereof.

     Stockholders should note that Proposals 1 and 2 are mutually conditioned, such that a vote against either proposal will constitute a vote against both proposals.

     Stockholders should also note that Proposal 1 is a "Special Resolution" and, accordingly, an affirmative vote of 75% of shares present and eligible to vote is required for approval, while Proposal 2 requires the affirmative vote only of a majority of the outstanding shares entitled to vote.

     The text of the Special Resolution authorizing the Company to continue under the Wyoming Business Corporation Act is set out in Exhibit D to the Proxy Statement (Information Circular) which accompanies this notice.

     The Board of Directors has fixed the close of business on November 18, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the extraordinary and special general meeting.

     Take notice that pursuant to the Company Act (British Columbia) you may, until 5:00 p.m. (Vancouver, British Columbia time) on December 21, 1996, give the Company a notice of dissent, by registered mail addressed to the Company at Godinho Sinclair, Barristers and Solicitors, Suite 1020, 510 Burrard Street, Vancouver, British Columbia, Canada, V6C 3A8, being the registered office of the Company, with respect to the Special Resolution to continue the Company's jurisdiction of incorporation from British Columbia to the State of Wyoming. As a result of giving a notice of dissent you may, on receiving a notice of intention to act under Section 231 of the Company Act (British Columbia), require the Company to purchase all of your shares in respect of which the notice of dissent was given. See "Right of Dissent - British Columbia" in the accompanying Proxy Statement - Information Circular.

IF YOU ARE UNABLE TO ATTEND THE EXTRAORDINARY AND SPECIAL GENERAL MEETING IN PERSON, KINDLY READ THE NOTES ON THE REVERSE SIDE OF THE PROXY, THEN COMPLETE AND RETURN THE PROXY WITHIN THE TIME SET OUT IN THE NOTES. THE PROXY IS SOLICITED BY MANAGEMENT, BUT YOU MAY AMEND IT BY STRIKING OUT THE NAMES LISTED AND INSERTING THE NAME OF THE PERSON YOU WISH TO REPRESENT YOU AT THE MEETING.

     Your attention is directed to the Proxy Statement (Information Circular) accompanying this notice for a more complete statement regarding matters to be acted upon at the extraordinary and special general meeting.


                                       By Order of the Board of Directors



                                       Douglas C. MacLellan,
                                       President, Chief Executive
                                       Officer and Director



Playa Del Rey, California
November 22, 1996

                                                                PRELIMINARY COPY
                                                                ----------------


                            PORTACOM WIRELESS, INC.
                     8055 W. MANCHESTER AVENUE, SUITE 730
                        PLAYA DEL REY, CALIFORNIA 90293

                   EXTRAORDINARY AND SPECIAL GENERAL MEETING

                         TO BE HELD DECEMBER 23, 1996

                            ______________________

                                PROXY STATEMENT
                            (INFORMATION CIRCULAR)

                            ______________________

     This Proxy Statement (generally referred to in British Columbia as an Information Circular, hereinafter referred to as "Proxy Statement") is furnished in connection with the solicitation by the management of PortaCom Wireless, Inc., a British Columbia, Canada, corporation (the "Company") of proxies to be used at the extraordinary and special general meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the accompanying Notice of Extraordinary and Special General Meeting. The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons. The approximate date on which this Proxy Statement and the enclosed form of proxy are being first sent or given to stockholders is November 22, 1996.

                        PROPOSALS MUTUALLY CONDITIONED

     Stockholders should note that Proposal 1 (seeking authorization for the Company to change its domicile to Wyoming, U.S.A.) and Proposal 2 (seeking authorization for the Company to subsequently reincorporate in Delaware, U.S.A.) are mutually conditioned. As a consequence, a vote against either proposal will constitute a vote against both proposals. Additionally, in the event Proposals 1 and 2 are approved and any one or more of Proposals 3-5 are not approved, the Company shall cause its Delaware subsidiary to amend its Certificate of Incorporation or Bylaws, as the case may be, to eliminate the provisions in such documents which do not receive stockholder approval prior to merging with its Delaware subsidiary and consummating the Delaware Reincorporation.

                     APPOINTMENT AND REVOCATION OF PROXIES

     The persons named in the enclosed proxy are directors or officers of the Company. A stockholder desiring to appoint some other person to represent him at the meeting may do so by striking out the printed names and inserting such person's name in the blank space provided in the form of proxy and depositing the completed proxy with Pacific Corporate Trust Company, 830-625 Howe Street, Vancouver, British Columbia V6C 3D8, not less than 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting. The other person need not be a stockholder of the Company.

     A stockholder who has given a proxy may revoke it either (a) by signing a proxy bearing a later date and depositing as aforesaid, or (b) by attending the meeting in person and registering with the scrutineers as a stockholder personally present, or (c) by an instrument in writing signed by the intermediary or shareholder or his attorney authorized in writing, and, in the case of a corporation, executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation and either delivered to the registered office of the Company at Suite 1020, 510 Burrard Street, Vancouver, British Columbia, V6C 3A8 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or deposited with the Chairman of the Meeting on the day of the Meeting, prior to the hour of commencement, or (d) in any other manner provided by law.

                       EXERCISE OF DISCRETION BY PROXIES

     The persons named in the enclosed form of proxy will vote the shares on any poll in accordance with the direction of the stockholder appointing them. IN THE ABSENCE OF ANY DIRECTION, IT IS INTENDED THE SHARES WILL BE VOTED FOR ALL PROPOSALS SET OUT IN THE PROXY.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters itemized in the accompanying Notice of Extraordinary and Special General Meeting or on any other matter that may properly come before the Meeting. At the time of printing of this Proxy Statement, the management of the Company knew of no other matters that may properly come before the Meeting other than those referred to in the accompanying Notice of Extraordinary and Special Meeting.

                               VOTING OF SHARES

     On the date of the accompanying Notice of Extraordinary and Special General Meeting the Company was authorized to issue 100,000,000 common shares and had outstanding 11,956,010 such shares, each carrying the right to one vote, so that the aggregate number of votes attaching to all the outstanding shares is 11,956,010. In addition, the Company is authorized to issue 100,000,000 Class "A" preferred shares and 100,000,000 Class "B" preferred shares, none of which are outstanding. November 18, 1996, has been fixed in advance by the directors as the record date for the purpose of determining members entitled to notice of the meeting and to vote thereat. This proxy statement has been mailed on or about November 22, 1996, to all stockholders of record at the close of business on November 18, 1996 and to intermediaries in compliance with National Policy No. 41 of the Canadian Securities Administrators.

     Pursuant to British Columbia law, voting at the Meeting would be by a show of hands, each shareholder having one vote, unless a poll is requested or required (if the number of shares represented by proxies that are to be voted against a motion are greater than 5% of the votes that could be cast at the Meeting), in which case each shareholder is entitled to one vote for each share held. It is anticipated that a poll will be requested. In order to approve a motion proposed at the Meeting in accordance with British Columbia law, a majority of greater than 50% of the votes cast either in person or by proxy is required (an "ordinary resolution") unless the motion requires a Special Resolution in which case a majority of 75% of the votes cast in person or by proxy will be required. The resolution to continue the Company's jurisdiction of incorporation from British Columbia to Wyoming requires a Special Resolution. The motion to effect the reincorporation from Wyoming to Delaware and the related Proposals 3-5 referred to herein must, pursuant to Wyoming law, be passed by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote.

     Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote for purposes of determining a quorum. Abstentions and broker non-votes, however, do not constitute a vote "for" or "against" against any special resolution and thus will be disregarded in the calculation of a plurality or of "votes cast." Accordingly, abstentions and broker non-votes will have the same effect as a vote against the motions.

     The persons named in the accompanying Proxy as proxyholders are directors or senior officers of the Company. A SHAREHOLDER OR AN INTERMEDIARY HOLDING SHARES AND ACTING ON BEHALF OF AN UNREGISTERED SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE PROXY AS PROXYHOLDERS. TO EXERCISE THIS RIGHT, THE SHAREHOLDER OR INTERMEDIARY MUST STRIKE OUT THE NAMES OF THE PERSONS NAMED IN THE PROXY AS PROXYHOLDERS AND INSERT THE NAME OF HIS NOMINEE IN THE SPACE PROVIDED.

     A shareholder or intermediary acting on behalf of a shareholder may indicate the manner in which the persons named in the enclosed Proxy are to vote with respect to any matter by checking the appropriate space. On any poll required by virtue of 5% or more of the outstanding shares of the Company being represented by proxies at the Meeting that are to be voted against a matter or by a shareholder or proxyholder requesting a poll, those persons will vote or withhold from voting the shares in respect of which they are appointed in accordance with the directions, if any, given in the Proxy provided such directions are certain.

     If the shareholder or intermediary acting on behalf of a shareholder wishes to confer a discretionary authority with respect to any matter, then the space should be left blank. IN SUCH INSTANCE, THE PROXYHOLDER, IF ONE PROPOSED BY MANAGEMENT, INTENDS TO VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOR OF THE MOTION. The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters which may be properly brought before the Meeting. At the time of printing this Proxy Statement, the management of the Company is not aware that any such amendments, variations or other matters are to be presented for action at the Meeting. If, however, other matters which are not now known to the management should properly come before the Meeting, the Proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the nominees.

     The Proxy must be dated and signed by the shareholder or by his attorney authorized in writing or by the intermediary acting on behalf of a shareholder. In the case of a corporation, the Proxy must be executed under its corporate seal or signed by a duly authorized officer or attorney for the corporation.

     COMPLETED PROXIES TOGETHER WITH THE POWER OF ATTORNEY OR OTHER AUTHORITY, IF ANY, UNDER WHICH IT WAS SIGNED OR A NOTARIALLY CERTIFIED COPY THEREOF MUST BE DEPOSITED WITH THE COMPANY'S TRANSFER AGENT, PACIFIC CORPORATE TRUST COMPANY, OF SUITE 830, 625 HOWE STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3B8, AT LEAST 48 HOURS (EXCLUDING SATURDAYS AND HOLIDAYS) BEFORE THE TIME OF THE MEETING OR ADJOURNMENT THEREOF. UNREGISTERED SHAREHOLDERS WHO RECEIVED THE PROXY THROUGH AN INTERMEDIARY MUST DELIVER THE PROXY IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY SUCH INTERMEDIARY.

     The person duly appointed under any instrument of proxy will only be entitled to vote the shares represented thereby if the instrument of proxy together with any instrument which may be required as set out in the instrument of proxy is deposited with Pacific Corporate Trust Company at the address aforesaid not less than 48 hours, excluding Saturdays and holidays, preceding the meeting or an adjournment of the meeting.

     Notice of the meeting was filed in accordance with National Policy No. 41 of the Canadian Securities Administrators (Stockholder Communication), with securities administrators of jurisdictions wherein the Company's registered stockholders have their addresses, and given to stock exchanges upon which securities of the Company are listed and clearing agencies.

                    INTERESTS OF CERTAIN PERSONS IN MATTERS
                               TO BE ACTED UPON

     None of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 15, 1996, information with respect to the securities holdings of all persons which the Company has reason to believe may be deemed the beneficial owners of more than 5% of the Company's outstanding Common Stock. The following table indicates the beneficial ownership of such individuals numerically calculated based upon the total number of shares of Common Stock outstanding. Also set forth in the table is the beneficial ownership of all shares of the Company's outstanding stock, as of such date, of all directors and executive officers, including such executive officers as are named in the Summary Compensation Table set forth herein, individually, and all directors and executive officers as a group. The persons named herein hold sole voting power and investment power with respect to the shares shown opposite their respective names, unless otherwise specified. The information with respect to each person specified is as supplied or confirmed by such person or based on statements filed with the Securities and Exchange Commission.


                                     Amount and Nature                 % of
                                  of Beneficial Ownership            Ownership
                                  -----------------------            ---------
Howard Frantom (1)                        285,297                      2.3%
3112 Allview Drive
Running Springs, CA  92382

Douglas C. MacLellan                            0                        *
224 Redlands St.
Playa del Rey, CA  90293

Morris J. Magid (2)                     1,349,695                     11.3%
1054 N. Selby Avenue
Los Angeles, CA  90024

Stephen Leahy(3)                            28,400                       *
1055 W. Hastings St., Ste. 1010
Vancouver, BC V6E 2E9

Stephen O. Stephens(4)                      90,000                       *
700 East Ninth St., Suite 11-L
Little Rock, AR 72202

Keith A.J. Hay(5)                           90,000                       *
1900 Merivale Rd., #202
Nepean, ON K2G4N4

Robert G. Flitton(6)                        49,500                       *
1 St. Andres Ct.
Pueblo, CO  81001

R. Keith Alexander(7)                       90,100                       *
228 Westshore
20 Midpark Crescent SE
Calgary, AB T2X 1P3

Michael Richard(8)                          26,500                       *
8055 W. Manchester Avenue
Suite 730
Playa del Rey, CA  90293

All Directors and Executive              1,998,242                    15.27%
Officers as a group (9 persons)(9)

_______________________

(1) Includes options to purchase 250,000 shares of common stock of the Company, which are exercisable within sixty days.

(2) Includes warrants to purchase 152,100 shares of common stock and options to purchase 365,100 shares, which are exercisable within 60 days. Includes 641,546 shares (which includes 341,330 shares issuable on exercise of warrants) held by 380144 B.C. Ltd., a British Columbia corporation owned 60% by Morris Magid and 40% by Marvin Magid. Includes 341,330 warrants purchased in private placement transactions. Morris and Marvin Magid are brothers.

(3) Includes options to purchase 20,000 shares of common stock of the Company, which are exercisable within sixty days.

(4) Includes options to purchase 90,000 shares of common stock of the Company, which are exercisable within sixty days.

(5) Includes options to purchase 90,000 shares of common stock of the Company, which are exercisable within sixty days.

(6) Includes options to purchase 33,750 shares of common stock of the Company, which are exercisable within sixty days.

(7) Includes options to purchase 90,000 shares of common stock of the Company, which are exercisable within sixty days.

(8) Includes options to purchase 25,000 shares of common stock of the Company, which are exercisable within sixty days.

(9) Includes options or warrants to purchase 1,115,950 shares of common stock of the Company, which are exercisable within sixty days.

*   Less than 1%.

              STATEMENT OF EXECUTIVE COMPENSATION (U.S. DOLLARS)

     In March, 1996, the Company changed its fiscal year-end from March 31 to December 31. The period from April 1, 1995 to December 31, 1995 is referred to herein as the "Transition Period." The following table discloses, for the fiscal transition period ended December 31, 1995, individual compensation information relating to the Chief Executive Officers serving during the period and for each such person for the two prior fiscal years. Other than Howard B. Frantom, who is named in the following table, no executive officers earned more than $100,000, either in U.S. or Canadian currency.


                                               Summary Compensation Table

=======================================================================================================================
                                           Annual Compensation                 Long-Term Compensation
                                           -------------------                 ----------------------
                                                                       ======================================
                                                                             Awards                Payouts
-----------------------------------------------------------------------------------------------------------------------
                                                                                                                All
Name and                                                  Other                      Securities                 Other
Principal                                                 Annual       Restricted    Underlying                 Com-
Position of             Fiscal                            Compen-      Stock         Options/       LTIP        pen-
Executive               Year or       Salary     Bonus    sation ($)   Awards        SARS           Payouts     sation
Officer                 Transition    ($)        ($)                   ($)           (#)            ($)         ($)
                        Period
                        Ending
-----------------------------------------------------------------------------------------------------------------------
Howard B. (1)           Dec. 31,
 Frantom, Chief         1995          115,200    nil      nil          nil           nil            nil         nil
 Operating Officer
 of the Company,        March 31,
 Past Chief             1995          120,000    nil      nil          nil           nil            nil         nil
 Executive Officer
 of the Company         March 31,
                        1994          120,000    nil      nil          nil           nil            nil         nil

                        March 31,
                        1993          120,000    nil      nil          nil           nil            nil         nil

Scott Mednick,          Dec. 31,      nil (3)    nil      nil          nil           nil            nil         nil
 Past Chief             1995
 Executive Officer
 and Chairman of        March 31,     nil (3)    nil      nil          nil           nil            nil         nil
 the Board (2)          1995

Douglas C.              Dec 31,
 MacLellan,             1995           28,000    nil      nil          nil           nil            nil         nil
 President and
 CEO of the
 Company (4)
=======================================================================================================================

       (1) Mr. Frantom served as Chief Executive Officer from June 1995 to November 1995.

       (2) Mr. Mednick served as Chairman of the Board from December 1994 to June 1995 and President and Chief Executive Officer from February 1995 to June 1995.

       (3) See discussion below regarding the Company's settlement agreement with Mr. Mednick concerning his employment agreement.

       (4)  Mr. MacLellan has served as Chief Executive Officer from November
            1995.

       No LTIP has been instituted by the Company and none are proposed at this time. Accordingly, there is no LTIP Awards Table set out in this Annual Report.

       No pension plans or retirement benefit plans have been instituted by the Company and none are proposed at this time. Although the Company has no formal bonus arrangements, bonuses are granted at the discretion of management.

  The terms and conditions of the employment contracts or arrangements with the above mentioned executive officers are as follows:

       On June 19, 1992, a subsidiary of the Company entered into an employment agreement (the "Employment Agreement") with Howard B. Frantom, whereby he was to be employed as its President and Chief Executive Officer of the subsidiary for a term of five years. In addition to his salary, Mr. Frantom received 250,000 "Performance Shares" of the Company for $.01 per share (which were subsequently canceled), and stock options to purchase 250,000 additional shares of the Company at C$1.25 per share. In April, 1994 the terms of the Agreement were incorporated into a new Agreement whereby Mr. Frantom became employed by another subsidiary of the Company. The term of employment was extended to 1999. Effective July 26, 1996, Mr. Frantom's employment agreement was terminated by mutual agreement, although Mr. Frantom continued to be employed by the Company and received a salary until November 1996.

       Effective December 5, 1994, the Company entered into an employment contract with Scott Mednick whereby he was employed as Chairman of the Board of the Company and of one of its wholly owned subsidiaries. Mr. Mednick was subsequently appointed President and Chief Executive Officer of the Company on February 10, 1995. Effective June 19, 1995, Mr. Mednick resigned for personal reasons. His basic compensation was to be at the annual rate of $150,000 and he was to be reimbursed up to a maximum of $300,000 for additional expenses his businesses would incur as a result of his employment by the Company. He was also to receive certain stock options. Upon Mr. Mednick's resignation, the Company entered into separate settlement agreements, which were subsequently amended, with Mr. Mednick and Scott A. Mednick & Associates, Inc. (dba The Mednick Group). Pursuant to the amended settlement agreements, the Company would (i) pay Mr. Mednick $200,000 on or before December 31, 1996, and
  (ii) make payments totaling $171,000 to The Mednick Group in full satisfaction of the Company's obligations to The Mednick Group which had been paid prior to July 31, 1996. As at the date of this Proxy Statement $155,000 of such payments had been made.

       In November 1995, the Company entered into an employment agreement with Douglas C. MacLellan, whereby he is to be employed as its President and Chief Executive Officer on a month to month basis, and shall be paid a base salary of $168,000 per annum plus reimbursement of expenses.

  COMPENSATION COMMITTEE

       The Company does not currently have a "Compensation Committee" and therefor the entire board of directors of the Company constitutes its Compensation Committee. The directors of the Company do not have any specific policies for determining compensation of executive officers. The Company intends to name a "Compensation Committee" which will be comprised of certain outside directors of the Company.

       The compensation of executive officers is composed primarily of two elements; namely a base salary and the allocation of incentive stock options. The Company does not award bonuses nor is there any current intention to do so. In establishing the levels of base salary and in granting stock options the Board of Directors takes, and the Compensation Committee will take, into consideration an individual's performance, level of expertise, responsibilities, length of service to the Company and compensation paid by other companies of comparable size and development in the industry.

       The compensation paid to each of the Company's Chief Executive Officers during the Company's most recently completed financial year was based upon negotiations between each Chief Executive Officer and the Board of Directors following the Board's consideration of candidates for the position of Chief Executive Officer.

  PERFORMANCE GRAPH

       The following graph compares the yearly percentage change in the cumulative total shareholder return of the Company's common shares against the cumulative total return of a broad equity market index assuming reinvestment of dividends. The graph compares the total cumulative shareholder return for $100 invested in common shares of the Company for a five year period ending March 31, 1996 with the cumulative total return of the Vancouver Stock Exchange ("VSE") Composite Index.

           COMPARISON OF FIVE-YEAR TOTAL COMMON SHAREHOLDERS' RETURN
                AMONG PORTACOM WIRELESS AND VSE COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

=============================================================================
                                                           DECEMBER
INPUTS                          1993/(1)/ 1994     1995    31, 1995   1996
-----------------------------------------------------------------------------
Year End Stock Price            $3.45     $6.875   $3.05   $1.49      $4.00
-----------------------------------------------------------------------------
Dividends                       0.00      0.00     0.00    0.00       0.00
-----------------------------------------------------------------------------
VSE Composite Index             809.92    1132.88  743.51  795.93     1092.61
=============================================================================

Note /(1)/: The first year end for the Company on the VSE was March 31, 1993.

=============================================================================
TOTAL RETURN ANALYSIS
-----------------------------------------------------------------------------
Number of Shares                28.98     28.98    28.98   28.98      28.98
-----------------------------------------------------------------------------
Market Value                    100.00    199.27   88.40   43.18      115.94
-----------------------------------------------------------------------------
VSE Composite Index             100.00    139.87   91.80   98.27      134.90
=============================================================================

=============================================================================
                                                           DECEMBER
                                1993/(1)/ 1994     1995    31, 1995   1996
-----------------------------------------------------------------------------
Company                         100.00    199      88      43         116
-----------------------------------------------------------------------------
VSE                             100.00    140      92      98         135
=============================================================================

   Note /(1)/: The VSE Composite Index used is at March 31 of each year. In
               1995 PortaCom changed its year end to December 31 from March 31 of each year. For the purposes of the Performance Graph March 31 stock prices and values have been used throughout, except that disclosure as at December 31, 1995 has also been included.

   VSE is based on the VSE Composite Index.

   The year end values of each investment shown are based on the closing share price plus dividends reinvested during the year.

  GRANT OF STOCK OPTIONS

       There were no option grants to any of the Company's named executive officers during the transition period ended December 31, 1995 or for the fiscal year ending March 31, 1995.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

       The following table shows information regarding the exercise of stock options during the fiscal Transition Period ended December 31, 1995 and the prior fiscal year ended March 31, 1995 by the executive officers named in the Table of Executive Compensation, above, and the number and value of any unexercised stock options held by them as of December 31, 1995:


                                                  Number of         Value of
                                                  Securities     Unexercised in
                                                  Underlying        the Money
                                                 Unexercised      Options/SARS
                                                 Options/SARS    at Fiscal Year
                                Aggregate       at Fiscal Year       End ($)
  Name of       Securities        Value            End (#)
  Executive    Acquired on      Realized         Exercisable/     Exercisable/
  Officer      Exercise (#)        ($)          Unexercisable     Unexercisable
  -------      ------------        ---          -------------     -------------
  Howard
  Frantom           0               0             250,000/0        43,968 (1)

       (1) The value of the options is calculated based upon the market price of the Company's Common Stock as of December 31, 1995 of $1.09 per share, as reported by the Vancouver Stock Exchange.

  OPTIONS AND SAR REPRICINGS.

       There were no options or SAR repricings granted to executive officers during the Transition Period or during the twelve months ending March 31, 1995.

  COMPENSATION OF DIRECTORS.

       The Company does not pay independent directors who attend a regularly scheduled or special meeting of its Board of Directors. None of the directors of the Company were compensated by the Company or its subsidiaries during the most recently completed financial year for their services in their capacity as directors, nor for services as consultants or experts. However, Stephen Leahy owns 50% of Mustang Management Ltd., which received approximately $15,000 for rent and administrative services during the fiscal transition period ending December 31, 1995.

       INTEREST OF MANAGEMENT AND INSIDERS IN MATERIAL TRANSACTIONS

       Save as set forth below, none of the directors or senior officers of the Company, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, in any transaction since the commencement of the Company's last completed financial year or in any proposed transaction which, in either case, has or will materially affect the Company.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  1.   Proposed Transaction With AAT
       -----------------------------

       Douglas C. MacLellan, the Company's President and Chief Executive Officer and a Director, owns approximately 1.4% of Asian American Telecommunications Corporation, a Cayman Islands corporation ("AAT") with which the Company entered an agreement and plan of reorganization on April 26, 1996. Such agreement was subsequently terminated on September 16, 1996.

  2.   Acquisition of PWC
       ------------------

       PortaCom Wireless Communications, Inc. ("PWC"), is a Delaware corporation, of which Douglas C. MacLellan owns 43.5%. The Company entered into an agreement to acquire PWC but on July 18, 1996, the Company announced that it had terminated the acquisition as it had not yet received regulatory approval.

  3.   PortaCom International, Ltd.
       ---------------------------

       Asia Telecom, Inc., which owns 10% of Telecommunications American International, a Nevada corporation ("TAI"), is owned 100% by Howard Frantom's spouse, Vera Frantom. Howard Frantom is a director of the Company. As of December 3, 1995, Asia Telecom, Inc. agreed to sell all of its shares in TAI to the Company. On July 18, 1996, however, the Company announced that it had terminated the acquisition as it had not yet received regulatory approval.

  4.   Employment Arrangements
       -----------------------

       The Company has entered into agreements and other employment arrangements with certain of its officers and directors. See "STATEMENT OF EXECUTIVE COMPENSATION."

  5.   Funds Advanced and Repaid
       -------------------------

       As of June 30, 1994, the Company owed its Chairman and former Chief Executive Officer, Robert Alexander, $112,500 in consulting fees that have periodically accrued since inception. In October, 1995, the total accrued debt of $164,500 was settled for 82,250 shares at a deemed price of $2. Furthermore, consulting fees ceased to accrue after October 31, 1995.

       On or about July 28, 1993, Morris Magid, the Company's Treasurer, provided a $300,000 line of credit available to the Company for a sixty day period to be used as a bridge loan until a private placement of Common Stock could be completed. As of March 31, 1995, $140,000 remained outstanding under this line of credit. On July 21, 1995, at Mr. Magid's request, the Company applied the amount due, plus interest of approximately $10,000, towards the payment due to the Company by Mr. Magid pursuant to the exercise of 168,000 options at $1.25 (Cdn) per share.

  6.   Compensatory Shares Pursuant to Cancellation of Performance Shares
       ------------------------------------------------------------------

       As compensation for an agreement in October, 1995, by Messrs. Morris Magid, Robert Alexander and Howard Frantom to surrender their 5,950,000 performance shares which were held under an escrow agreement, the Company has agreed to issue, at a deemed price of $2.00 per share (representing the approximate trading price of the common stock at that time), 43,516 common shares, 271,245 common shares and 1 common share each to Mr. Magid, Mr. Alexander, and Mr. Frantom, respectively. The performance shares would have vested upon the Company attaining certain financial targets, which were not reached due to the underperformance of certain subsidiaries. Accordingly, a settlement was reached involving the cancellation of the performance shares and the issuance of a lesser number of shares. As of the date of this Proxy Statement, none of the aforementioned shares have been issued. The Company does not expect to issue any of the compensatory shares while it remains subject to the jurisdiction of the Vancouver Stock Exchange and the British Columbia Securities Commission because the issuance would require the approval of such bodies and the Company has believed that it would effectuate this Continuance and Merger before such approval could be obtained.

                             MANAGEMENT CONTRACTS

       Management services for the Company are not, to any material degree, performed by persons other than the senior officers of the Company.

                         CHANGE OF DOMICILE TO WYOMING
                    AND SUBSEQUENT DELAWARE REINCORPORATION
                            (PROPOSALS ONE AND TWO)

  INTRODUCTION

       For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its stockholders will be served by changing the domicile of the Company from British Columbia, Canada, to Delaware, U.S.A. (the "Delaware Reincorporation"). The effect of the change of domicile will be that the Company shall cease to be a company within the meaning of the British Columbia Company Act and will be a corporation under the Delaware General Corporation Law (the "Delaware Corporation Law") as if it had been incorporated under the Delaware Corporation Law. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE FOLLOWING SECTIONS OF THE PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS, BEFORE VOTING ON PROPOSALS WHICH, IF APPROVED, WILL AUTHORIZE THE COMPANY TO CHANGE ITS DOMICILE INITIALLY TO WYOMING, U.S.A. AND THEN SUBSEQUENTLY TO DELAWARE. Throughout this Proxy Statement, the term "PortaCom Delaware" refers to the Delaware corporation, a wholly owned subsidiary of the Company that was formed by the Company in 1994 in anticipation of the Delaware Reincorporation and is the proposed successor to the

  Company. PortaCom Delaware has been inactive since inception, save that it has served as an intermediary holding company for the Company's wholly owned operating subsidiaries.

       Since it is not possible to reincorporate a British Columbia company directly into Delaware (mergers and continuances to jurisdictions not granting British Columbia corporations reciprocal rights are not recognized under British Columbia law), the Delaware Reincorporation will be effected in two steps. The first step requires the Company to initially change its domicile by filing Articles of Continuance in the State of Wyoming ( a jurisdiction that grants British Columbia corporations reciprocal rights with respect to continuances) (the "Wyoming Continuation") in substitution for the Company's current Memorandum. The Company does not presently have any particular legal relationship with or business affiliates in the State of Wyoming. Wyoming was selected as the state into which the Company would initially change its domicile because Wyoming was the first state to enter into a treaty with British Columbia recognizing a continuance, the relevant statute is based on British Columbia law, and the practice of effecting a continuance from British Columbia into Wyoming is thus familiar to legal practitioners in the State and is widely recognized, and hence the Company believes that the appropriate mechanics and procedures will be smoothly handled in Wyoming by its local counsel and by the appropriate state administrators.

      The discontinuance of the Company to Wyoming under the British Columbia Company Act requires (i) Vancouver Stock Exchange approval, (ii) approval by a resolution of stockholders passed in general meeting by a majority vote of not less than 75% of those voting at the meeting in person or by proxy ("Special Resolution"), at which meeting a quorum of one person holding or representing by proxy one share of the Company is present, and (iii) the issuance of a letter of consent by the Registrar of Companies pursuant to British Columbia Company Act Section 37. As of the date of this Proxy Statement the Company had received notification from the VSE that the Continuance is acceptable in principle, but the Company had not yet received a letter of consent from the Registrar of Companies. The Company has no reason to believe that such letter of consent will not be issued.

      Upon receipt of such consent and approval, the Company intends to change its domicile, briefly, to Wyoming by way of a continuation pursuant to Section 17-16-1710 of the Wyoming Business Corporation Act (the "Wyoming Corporation Act"). Following confirmation of such continuation the Company will immediately file the appropriate documents to change the Company's domicile from Wyoming to Delaware. The change of domicile from Wyoming to Delaware shall be accomplished by the merger (the "Merger") of the Company with and into PortaCom Delaware. The continuance of the Company from British Columbia to Wyoming gives rise to dissent rights pursuant to the British Columbia Company Act. See "Right of Dissent - British Columbia" herein for details.

       In order to effect the redomiciling of the Company from British Columbia to Delaware the meeting of stockholders will be adjourned following the vote being taken on the continuance of the Company from British Columbia to Wyoming and while the appropriate documents are obtained from the Registrar of Companies for British Columbia and filings are made under the Wyoming Corporation Act. Once (and subject to) the Company having been continued to Wyoming the meeting of stockholders will be reconvened (with the Company then being a Wyoming corporation) to consider the Merger in accordance with the applicable laws of Wyoming and Delaware.

       The Merger will be effected in accordance with the terms of the Plan of Reorganization and Agreement of Merger, a form of which is attached hereto as Exhibit A (the "Merger Agreement"). Upon completion of the Merger, (i) the Company will cease to exist, (ii) the stockholders of the Company's Common Stock automatically will become the stockholders of PortaCom Delaware, (iii) the stockholders' rights, as stockholders of PortaCom Delaware and no longer as stockholders of the Company, will be governed by Delaware law, PortaCom Delaware's Restated Certificate of Incorporation and PortaCom Delaware's Bylaws rather than by British Columbia law, the Company's current Articles and Memorandum of the Company, (iv) all options and rights to purchase shares of the Company's Common Stock automatically will be converted into options or rights to acquire an equal number of equivalent shares of PortaCom Delaware's Common Stock, (v) no change will occur in the name, physical location, business, management, assets, liabilities or net worth of the Company and (vi) the incumbent directors and officers of the Company will serve in their respective capacities as directors and officers of PortaCom Delaware.

       Upon consummation of the change of domicile to Wyoming and after the effective time (the "Effective Time") of the Merger, the Company will become a company governed by the Delaware Corporation Law. Differences between the British Columbia Company Act and the Delaware Corporation Law and between the

  Company's existing Memorandum and Articles (the "British Columbia Constating Documents") and the Restated Certificate of Incorporation and Bylaws of PortaCom Delaware ("PortaCom Delaware") (the "Delaware Constating Documents"), will result in various changes to the capital structure of the Company and in the rights of current stockholders of the Company. By approving the change of domicile to Wyoming and the subsequent Merger and Delaware Reincorporation, stockholders of the Company will be authorizing the replacement of the British Columbia Constating Documents with the Delaware Constating Documents, including those provisions of PortaCom Delaware's Restated Certificate of Incorporation and Bylaws relating to the limitation of director liability and expanded scope of indemnification of directors, officers and key employees under Delaware law, and including those provisions having "anti-takeover" implications, which may be of significance to the Company and its stockholders in the future.

       Pursuant to the Merger Agreement, each outstanding share of the Company's Common Stock, no par value, automatically will be converted into one share of PortaCom Delaware Common Stock, $0.001 par value, upon the Effective Time. Each stock certificate representing issued and outstanding shares of the Company's Common Stock will be replaced with new stock certificates representing the same number of shares of Common Stock of PortaCom Delaware. Following the Merger the Company will cause Letters of Transmittal to be delivered to stockholders requesting that stock certificates in the Company be delivered to Pacific Corporate Trust Company for replacement by stock certificates of PortaCom Delaware. The Common Stock of the Company is listed for trading on the VSE and the EBB, and the Company intends to apply to have its common stock quoted on the National Association of Securities Dealers Automated Quotation System Small Cap Stock Market ("NASDAQ"). Before the Merger, the shares of PortaCom Delaware's Common Stock were qualified for such listing on the VSE under the symbol "PCW" and on the EBB under the symbol "PCWIF". After the Merger, PortaCom Delaware's Common Stock will be traded on the VSE and EBB without any interruption having occurred to the trading of the Company's Common Stock because of the Merger. If the Company's application to have its common stock quoted on the NASDAQ is accepted, however, the Company anticipates delisting from the VSE and the EBB.

       On the day preceding the effective date of execution of the Merger Agreement (November 15, 1996), the high and low sales prices of the Company's Common Stock as reported by the VSE daily trading summary were $______ and $_____ respectively (expressed in U.S. dollars) and the high and low bid prices as reported by the EBB at such date were $_____ and $_____, respectively. The high and low bid prices for the Common Stock as reported by the EBB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

       As part of the Delaware Reincorporation, PortaCom Delaware will assume all of the obligations of the Company under the Company's outstanding stock options or warrants. If the Company's stockholders approve the Delaware Reincorporation, outstanding stock options or warrants to purchase the Company's Common Stock will be exercisable for equivalent shares of PortaCom Delaware Common Stock, and all parties holding such options or warrants will be entitled to purchase shares of the Company's Common Stock. As part of the Delaware Reincorporation, PortaCom Delaware also will assume all other employee benefit plans and arrangements of the Company. The stockholders' approval of the Delaware Reincorporation will constitute their approval of the assumption by PortaCom Delaware of the options and warrants and all other employee benefit plans and arrangements of the Company.

       The discussion set forth below is qualified in its entirety, by reference to the Merger Agreement, the Restated Certificate of Incorporation of PortaCom Delaware (the "Certificate of Incorporation") and the Bylaws of PortaCom Delaware, draft copies of which are attached hereto as Exhibits A, B and C, respectively. The text of the Special Resolution that will be voted upon at the meeting in order to continue the Company to Wyoming is set forth as Exhibit D to this Proxy Statement.

       APPROVAL BY THE STOCKHOLDERS OF THE CHANGE OF DOMICILE TO WYOMING AND APPROVAL OF THE DELAWARE REINCORPORATION ARE MUTUALLY CONDITIONED. AS A CONSEQUENCE, A VOTE AGAINST EITHER PROPOSAL WILL CONSTITUTE A VOTE AGAINST BOTH PROPOSALS. ADDITIONALLY, IN THE EVENT PROPOSALS 1 AND 2 ARE APPROVED AND ANY ONE OR MORE OF PROPOSALS 3-5 ARE NOT APPROVED, THE CORPORATION SHALL CAUSE PORTACOM DELAWARE TO AMEND ITS CERTIFICATE OF INCORPORATION OR BYLAWS, AS THE CASE MAY BE, TO ELIMINATE PROVISIONS IN SUCH DOCUMENTS WHICH HAVE NOT RECEIVED STOCKHOLDER APPROVAL PRIOR TO MERGING WITH PORTACOM DELAWARE AND CONSUMMATING THE DELAWARE REINCORPORATION.

  VOTE REQUIRED; BOARD RECOMMENDATION

       Approval of the change of domicile to Wyoming is a condition precedent to the Delaware Reincorporation. The change of domicile to Wyoming will require the affirmative vote of 75% of the stockholders voting at the meeting either in person or by proxy. Approval of the Delaware Reincorporation will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote. Each of the foregoing proposals is expressly conditional upon passage of the other.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES "FOR" THE CHANGE OF DOMICILE TO WYOMING AND "FOR" THE DELAWARE REINCORPORATION.

  PRINCIPAL REASONS FOR THE DELAWARE REINCORPORATION

       Advantages of Delaware Corporation Law For many years, Delaware has followed a policy of encouraging incorporation under its jurisdiction. In furtherance of that policy, Delaware has long been the leading state in adopting, construing and implementing comprehensive and flexible corporate laws responsive to the legal and business needs of corporations. As a result, Delaware's General Corporation Law has become widely regarded as the most extensive and well-defined body of corporate law in the United States.
  Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. Moreover, the Delaware courts have rendered a substantial number of decisions interpreting and explaining Delaware law. The Delaware Reincorporation accordingly will be beneficial to the Company in that it will give the Company (i) a greater degree of predictability and certainty regarding how the Company's affairs should be conducted in order to comply with applicable laws (such predictability and certainty resulting from a large body of case law decided under those laws) and (ii) the comfort and security resulting from the Company's awareness of the responsiveness of Delaware's legislature and courts to the needs of corporations organized under Delaware's jurisdiction. For these reasons, many American corporations have initially chosen Delaware as their home state for their state of incorporation or have subsequently changed their corporate domicile to Delaware in a manner similar to the Delaware Reincorporation.

       Antitakeover Implications. Delaware, like many other states, permits a corporation to adopt a number of measures (through amendment of the corporate charter or bylaws or otherwise) designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Delaware Reincorporation is not being proposed in order to prevent any known attempt to acquire control of the Company, obtain representation on the Board of Directors or take any significant action affecting the Company. Such anti-takeover measures, which would enhance the ability of the Board of Directors to negotiate with an unsolicited bidder, include, but are not limited to, the adoption of severance agreements for the Company's management and key employees that become effective upon the occurrence of a change in control of the Company and the designation and issuance of preferred stock, the rights and preferences of which are determined by the Board of Directors (subject to the receipt of appropriate regulatory approval). Substantial judicial precedent also exists in the Delaware courts as to the legal principles applicable to such defensive measures and as to the conduct of the Board of Directors under the business judgment rule with respect to unsolicited takeover attempts, and, in the context of a future unsolicited takeover event, such precedent will give the Board of Directors greater assurance and confidence that the defensive strategies and conduct of the Board of Directors are in full compliance with applicable laws and will be effective under the circumstances.

       Certain effects of the Delaware Reincorporation may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which PortaCom Delaware does NOT intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date on which a person becomes an interested stockholder, unless the Board of Directors approves the business combination. The British Columbia Company Act does not contain comparable provisions with respect to business combinations. See "Comparison of Stockholder Rights - Anti-Takeover Provisions and Interested Stockholders."

       The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its stockholders because:

       a. a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

       b. a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; and

       c. a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all stockholders the opportunity to receive the same economic benefits.

      By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, such board of directors can and should take account the underlying and long term values of the Company's assets, the possibilities for alternative transactions on more favorable terms, the possible advantages of a tax-free reorganization, the anticipated favorable developments in the Company's business not yet reflected in the stock price and the equality of treatment of all the Company's stockholders.

      Directors' Liability and Indemnification. Over the past decade, the frequency and magnitude of claims and litigation against directors and officers of corporations have increased. Over the same period, the cost of directors' and officers' insurance policies has increased substantially, with the amount of risk covered by such policies having significantly decreased.
  As a result, and because potential personal liability associated with service as a director or officer of a corporation can be significant, it has become increasingly difficult for corporations to find and retain talented and experienced directors and officers. The Delaware Reincorporation will enable the Company to reduce the potential personal liability of members of the Board of Directors associated with their service as directors and to expand the scope of the Company's indemnification of its directors and officers, which should enable the Company to continue finding and retaining talented and experienced directors and officers. In addition, the Delaware Reincorporation would eliminate the requirement of British Columbia law that a majority of the Board of Directors shall be Canadian residents.

  POSSIBLE DISADVANTAGES

      Despite the unanimous belief of the Board of Directors that the Delaware Reincorporation is in the best interests of the Company and its stockholders, it should be noted that Delaware law has been criticized by some commentators on the grounds that it does not afford minority stockholders the same substantive rights and protections as are available in a number of other states. For a comparison of stockholders' rights and the powers of management under Delaware and British Columbia law, see "Comparison of Stockholder Rights."

      Despite the unanimous belief of the Board of Directors as to the benefits to stockholders of the Delaware Reincorporation, the Delaware Reincorporation may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board of Directors but may be deemed by a majority of the stockholders to be in their best interests (because, for example, the possible takeover could cause stockholders to receive a substantial premium for their shares over their then current market value or over the stockholders' cost basis in such shares). As a result of such effects of the Delaware Reincorporation, stockholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that the Delaware Reincorporation will enable the Board of Directors to resist a takeover or a change in control of the Company, the Delaware Reincorporation could make it more difficult to change the existing Board of Directors and management.

  NO CHANGE IN THE BUSINESS, MANAGEMENT, EMPLOYEE PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY.

      The change of domicile to Wyoming and the Delaware Reincorporation that follows will effect only a change in the legal domicile of the Company and other changes of a legal nature, certain of which are described in this Proxy Statement. The Delaware Reincorporation will NOT result in any change in the business, management, fiscal year, assets or liabilities or location of the principal facilities of the Company. PortaCom Delaware will assume the obligations of the Company under the outstanding convertible securities, options and warrants and all other employee benefit plans of the Company, and upon the Effective Time each convertible security, option or warrant will be converted into a convertible security, option or warrant to purchase the same number of shares of PortaCom Delaware Common Stock, at the same price per share, under the same terms and subject to the same conditions as previously set forth. Stockholders should note that their approval of the Reincorporation Proposal also will constitute their approval of the assumption by PortaCom Delaware of the Company's obligations. As noted above, after the Merger, the shares of Common Stock of PortaCom Delaware will continue to be traded, without interruption, in the same principal markets or, if the Company's application thereto is accepted, on the NASDAQ.

  REGULATORY APPROVAL

      The change of domicile of the Company from British Columbia , Canada to Delaware, by way of continuation under the Wyoming Business Corporation Act and subsequent Merger and Delaware Reincorporation may be deemed to constitute the issuance and sale of securities within the meaning of the U.S. Securities Act of 1933, as amended (the "Securities Act"). The deemed issuance of securities will not be registered under the Securities Act and will be effected in reliance upon the exemption provided by Section 3(a)(10) thereunder. As a basis for that exemption, and before the change of domicile to either Wyoming or Delaware becomes effective, the terms and conditions of such changes of domicile must be approved by the

  California Commissioner of Corporations as fair to the Company's stockholders following a hearing at which all of the stockholders of the Company are entitled to appear. The Company has submitted to the jurisdiction of the California Department of Corporations because its corporate headquarters are located in California and because, out of a total of 91 record holders of the Company's common stock, 26 are California residents holding in the aggregate 16% of the outstanding common stock. In addition, although many of his shares are held in street name, the Company is aware that a single shareholder, Morris J. Magid, a resident of Los Angeles, California, beneficially owns or controls 11.3% of the outstanding common stock.

      The fairness of the changes of domicile are being reviewed by the Los Angeles Office of the California Department of Corporations, which is located at 3700 Wilshire Boulevard, Los Angeles, California 90010. A Notice of Hearing providing specific information as to the time and place of the California hearing will be mailed to all shareholders of record in advance of the hearing. Any determination by the California Department of Corporations will not affect any stockholders' rights to dissent or exercise their appraisal rights.

      Before mailing this Proxy Statement, the Company filed applications for permits authorizing the sale and issuance of securities with the California Commissioner of the Corporations pursuant to Section 25121 of the California Corporate Securities Law of 1968, and requested pursuant to Section 25142 that the Commissioner hold a hearing upon the fairness of the terms and conditions of the change of domicile to Wyoming and the subsequent Merger and Delaware Reincorporation to the Company's stockholders. The Company has advised the Commissioner that, if the Commissioner determines the transactions to be fair to the Company's stockholders, that determination will form the basis for effecting the continuance without registration under the Securities Act in reliance on the exemption provided by Section 3(a)(10).

  COMPARISON OF STOCKHOLDER RIGHTS.

      Subject to stockholder and regulatory approval, prior to the effective time (the "Effective Time") of the Merger, the Company will change its domicile to Wyoming by way of a continuance under the Wyoming Business Corporation Act (the "Wyoming Corporation Act") and shall thereafter be governed by corporate charter documents adopted in accordance with the Wyoming Corporation Act. Upon its continuance from British Columbia and the issuance of a Certificate of Continuation in Wyoming, the Company will become "PortaCom Wireless, Inc.", a Wyoming corporation ("PortaCom Wyoming") and the outstanding shares of the Company's common stock will be deemed for all purposes to evidence ownership of, and to represent, shares of PortaCom Wyoming.

  MATERIAL CHANGES IN CONSTATING DOCUMENTS

      The Delaware Constating Documents effectively amend the British Columbia Constating Documents by (i) authorizing the issuance of 5,000,000 of $.001 par value Preferred Stock to replace the existing 200,000,000 authorized but unissued shares of preferred stock, (ii) eliminating the personal liability of directors to the fullest extent allowed under Delaware law and (iii) providing officers, directors and agents of the Corporation with certain indemnification rights in addition to those currently provided. See "Ratification of Material Changes in Constating Documents Affecting Stockholders' Rights."

      The Delaware Corporation Law and the Delaware Constating Documents differ in many respects from the British Columbia Company Act and the British Columbia Constating Documents. It is not practical to summarize all of those differences in the Proxy Statement, but all of the principal differences that could materially affect the rights of stockholders of the Corporation are discussed below. See Restated Certificate of Incorporation and Bylaws of PortaCom Delaware, copies of which are attached to the Proxy Statement as Exhibits B and C, respectively.

      Since the Corporation effectively is changing its jurisdiction of incorporation from British Columbia, Canada to Delaware, and since the proposed change of domicile to Wyoming will not occur unless the subsequent Delaware Reincorporation is also approved, a description of the differences between Wyoming and Delaware law has not been included in this Proxy Statement.

      Quorum of Shareholders. Under the British Columbia Constating Documents, a quorum shall consist of one individual present in person or by proxy and holding not less than one voting share of the Company. The Delaware Constating Documents provide that the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum.

      Notice, Adjournment and Place of Stockholders' Meetings. The British Columbia Company Act requires that notice of stockholders' meetings be given at least twenty-one (21) days before a meeting unless the stockholders waive or reduce the notice period by unanimous consent in writing. The Delaware Constating Documents require such notice to be given between ten (10) and sixty (60) days before a meeting.

      Both British Columbia and Delaware law provide for adjournments of stockholders' meetings. The British Columbia Constating Documents require notice of the adjournment if the adjournment is for ten (10) days or more. Delaware Corporation Law requires that if the adjournment is for more than thirty (30) days or if a new record date is fixed, notice must be given to the stockholders as for an original meeting.

      The British Columbia Company Act requires all meetings of stockholders to be held in British Columbia unless the prior consent of the British Columbia Registrar of Companies is obtained to hold a meeting outside the province.
  The Delaware Corporation Law permits meetings of stockholders to be held at such place as is designated by or in the manner provided in the bylaws, or, if not so designated, at the registered office of the company in Delaware.

      Stockholder Consent in Lieu of Meeting. British Columbia law provides that written consent in lieu of a meeting can only be utilized where a company is not a reporting company. The Company is a reporting company in British Columbia. Therefore, the British Columbia Constating Documents do not provide for stockholder consent in lieu of a meeting.

      The Delaware Corporation Law provides that any action that may be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote if a consent in writing is signed and dated by the holders of shares having at least the number of votes necessary to pass such a resolution at a stockholders' meeting unless the corporation's certificate of incorporation provides otherwise. No written consent will be effective to take the corporate action to which it refers, unless written consents sufficient to take the action are delivered to the corporation within sixty
  (60) days of the earliest dated consent delivered. The Delaware Constating Documents currently permit written consent in lieu of a stockholder's meeting. There is no similar provision in the British Columbia Constating Documents.

      Director Qualifications, Election and Removal of Directors and Filling Vacancies on the Board of Directors. The British Columbia Constating Documents provide that the Company shall have at least three directors but not more than 15 directors. The British Columbia Company Act requires that a company have at least three (3) directors. The majority of the directors must be ordinarily resident in Canada, and one (1) director must be ordinarily resident in the Province of British Columbia. The directors may not be persons under the age of eighteen (18), undischarged bankrupts, persons found to be mentally infirm, corporations, or persons convicted of certain offenses relating to corporate activities or fraud or that had certain registrations with the British Columbia Securities Commission canceled.

      Except as may otherwise be provided in the certificate of incorporation or in specific provisions of the Delaware Corporation Law, a Delaware corporation is required to be managed by a board of directors consisting of one (1) or more members. The number of directors or the manner of selecting them must be included in the corporation's bylaws, unless the certificate of incorporation fixes the number of directors. The certificate of incorporation or the bylaws may prescribe certain requirements for directors, including that they be stockholders. PortaCom Delaware's Certificate of Incorporation provides that the size of its board of directors shall be fixed by resolution of the Board but contains no provisions regarding directors' qualifications.

      Under both the British Columbia Constating Documents and the Delaware Constating Documents, directors are elected at each annual meeting. Both the British Columbia Constating Documents and the Delaware Constating Documents provide that, subject to certain limitations, vacancies on the Board may be filled by the remaining directors for the remainder of the unexpired term, even where the remaining directors constitute less than a quorum of the Board of Directors. The British Columbia Constating Documents provide that between annual general meetings of stockholders the directors may appoint additional directors, provided that the number of additional directors does not exceed one-third of the number elected at the last annual meeting. The Delaware Constating Documents provide that any vacancy resulting from an increase in the number of directors may be filled by the remaining directors for the remainder of the current term of the new directorship.

      Under the British Columbia Company Act, directors generally may be removed before the expiration of their term by a special resolution approved by seventy-five percent (75%) of the votes cast on the resolution at a meeting called for that purpose, and a replacement for the director so removed may be appointed by an ordinary resolution approved by a majority of the votes cast.

      The Delaware Constating Documents provide that the directors may be removed with or without cause by a vote of a majority of all holders of voting stock.

      Right to Call Special Meetings and Nomination of Directors. Under the British Columbia Company Act, stockholders holding in aggregate not less than ten percent (10%) of the shares having the right to vote at a meeting at which directors will be elected may nominate directors by delivering such nomination to the company's registered office not less than thirty-five (35) days before the date of the meeting. The British Columbia Company Act also provides that the holders of five percent (5%) of the issued shares with a right to vote at a general meeting can requisition the calling of a general meeting within four
  (4) months of the date of the requisition. Stockholders may deliver to the Company's registered office at least eight (8) days before the date the Company is required to send out notice of the requisitioned meeting a written statement not exceeding one thousand (1,000) words explaining the position of the requisitionists for inclusion in the information circular being sent to stockholders in respect of the meeting.

      Regulations of the Securities and Exchange Commission provide that any stockholder may nominate directors and bring other business before an annual stockholders meeting by delivering written notice of the nomination or other business to the company's head office generally one hundred and twenty (120) days prior to the date specified in the previous year's proxy materials for the current year's meeting. Under the Delaware Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Constating Documents permit a special meeting to be called by the president, the chairman of the board of directors, a majority of the directors or stockholders entitled to cast at least 10% of the votes at the meeting.

      Amendment to Internal Affairs. Under the British Columbia Company Act, any amendment to the articles or memorandum of a company will generally require approval by Special Resolution, which is a resolution passed by a majority of not less than seventy-five percent (75%) of the votes cast by stockholders in person or by proxy on the resolution. The company also, by Special Resolution approved by seventy-five percent (75%) of the holders of shares who vote in person or by proxy on such resolution, may create or add special rights or restrictions to any shares, whether issued or unissued.

      A separate class resolution of preferred stockholders, if any, must be approved by a separate resolution (a) consented to in writing by all holders of preferred shares; or (b) presented at a meeting of holders of preferred shares, called for such purpose, at which at least ten percent (10%) of the issued and outstanding preferred shares are represented in person or by proxy and passed by the affirmative vote of at least seventy-five percent (75%) of the votes cast.

      The holders of (a) not less than ten percent (10%) of the shares entitled to vote and who did vote against the Special Resolution; (b) the holders of not less than ten percent (10%) of the class of shares whose rights are affected by the Special Resolution and who voted against the Special Resolution; or (c) the holders of ten percent (10%) of a series of shares whose rights are affected differently from those attached to another series of the same share class affected by the Special Resolution, and who voted against the Special Resolution, may within fourteen (14) days of the Special Resolution apply to the court to have it set aside. On such an application, the court may set aside or affirm the resolution or require the company to purchase the shares of any stockholder.

      The Delaware Corporation Law requires the approval of the holders of a majority of the outstanding stock entitled to vote for any amendment to the certificate of incorporation unless the certificate of incorporation requires a higher level of approval. PortaCom Delaware's Certificate of Incorporation does not provide for such a higher level. Whether or not provided in the certificate of incorporation, holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment that would change the number of shares authorized in the class, change the par value of the shares of such class, or adversely change the powers, preferences, or special rights of the shares of the class. The number of authorized shares in a class, however, may be increased or decreased (but not below the number outstanding) by a majority vote of the stockholders of the corporation without a class vote, if so provided in (a) the original certificate of incorporation, (b) an amendment creating the class or adopted before shares of the class were issued, or (c) an amendment approved by a majority of the holders of shares of the class.

      The Delaware General Corporation law provides that a corporation's bylaws may be amended by the corporation's stockholders, or, if so provided in the corporation's certificate of incorporation, by the corporation's directors. PortaCom Delaware's Certificate of Incorporation provides that PortaCom Delaware's directors may amend PortaCom Delaware's bylaws.

      Anti-takeover Provisions and Interested Stockholder. Except under certain circumstances the Delaware Corporation Law prohibits a "business combination" between the corporation and an "interested stockholder" within three (3) years of the stockholder becoming an "interested stockholder." Generally, an "interested stockholder" is a person or group that directly or indirectly, controls fifteen percent (15%) or more of the outstanding voting stock or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of such voting stock at any time within the previous three (3) years. A "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of ten percent (10%) of the aggregate market value of the consolidated assets of the corporation or its outstanding stock, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation. This provision does not apply where (a) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder became an interested stockholder; (b) the interested stockholder acquired at least eighty-five percent (85%) of the outstanding voting stock of the corporation in the transaction in which the stockholder became an interested stockholder excluding, for determining the number of shares outstanding, shares held by persons who are directors and also officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered; (c) the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting, (d) the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held by more than two thousand (2,000) stockholders unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or (e) the corporation has opted out of this provision. PortaCom Delaware has not opted out of these provisions governing business combinations as permitted under the Delaware Corporation Law.

      The British Columbia Company Act does not contain comparable provisions with respect to business combinations. See "Transactions With Officers and Directors" below.

      Mergers, Sales of Assets and Other Extraordinary Transactions. Under the British Columbia Company Act, certain extraordinary corporate actions, such as certain amalgamations, continuances, sales, leases or exchanges of all or substantially all the assets of a corporation and other extraordinary corporate actions such as liquidations, dissolutions or arrangements, are required to be approved by Special Resolution (a resolution passed by a majority of not less than seventy-five percent (75%) of the votes cast by the stockholders who voted on the resolution either in person or by proxy) and, in certain cases, such Special Resolution is also required to be approved by stockholders separately as a class or series.

      The Delaware Corporation Law provides that, unless otherwise specified in a corporation's certificate of incorporation or unless the provisions of the Delaware Corporation Law relating to "business combinations" discussed above are applicable, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors of each constituent corporation plus, with certain exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote on the proposal. In a merger, approval by the stockholders of a constituent corporation is not required if (a) the constituent corporation will be the surviving corporation, its certificate of incorporation will not be amended in the merger, its common stock will not be diluted by more than twenty percent (20%) and each share of its stock outstanding before the merger will be an identical outstanding or treasury share after the effective date of the merger; or (b) the corporation is a subsidiary of a parent corporation that owns at least ninety percent (90%) of the subsidiary's outstanding stock before the merger, and the parent corporation is merging the subsidiary into itself or one or more other corporations of which the parent owns ninety percent (90%) of the outstanding stock.

      Transactions With Officers and Directors. The British Columbia Company Act provides that every director who is in any way, directly or indirectly, interested in a proposed contract or transaction with the company must disclose the nature and extent of such interest and is liable to account to the company for any profit made as a consequence of the company entering into such transaction unless he (a) disclosed his interest at the meeting of directors where the proposed transaction was first considered; (b) after his disclosure, the transaction was approved by the directors and (c) he abstained from voting on such transaction; or unless the contract or transaction was fair and reasonable to the company and, after full disclosure by the director, the transaction is approved by a Special Resolution of the company's stockholders.

      Under the Delaware Corporation Law, contracts or transactions in which a director or officer is financially interested are not automatically void or voidable, if approved by the stockholders or the directors under substantially the same circumstances as in British Columbia. Approval by the stockholders, however, requires only a simple majority. Board approval must be by a majority of the disinterested directors, but interested directors may be counted for purposes of establishing a quorum.

      Dissent Rights. The British Columbia Company Act provides that stockholders of a British Columbia company are entitled to exercise dissent rights and to be paid the fair value of their shares in connection with certain matters including (a) the continuance of the company into another jurisdiction; (b) the company providing financial assistance to a person in connection with the acquisition by that person of shares in the capital of the company (unless that person either alone or with his associates will end up owning not less than 90% of the issued shares of the company and authorization by Special Resolution is obtained); (c) the sale, lease or disposition of substantially the whole of the business of the company; (d) the alteration of the company's memorandum by changing any restriction on the business to be carried on by the company or on its powers; (e) any amalgamation of the company with another company; (f) where, in the event of the company being wound up, the transfer, sale or arrangement of the company's business involves the assumption of liability or the payment of money by the stockholders of the company. Stockholders who voted in favor of a resolution in connection with the foregoing may not subsequently exercise dissent rights in respect of that resolution.

      Under the Delaware Corporation Law, a person generally is entitled to demand appraisal of and obtain payment of the fair value of the shares that the person holds in a Delaware corporation, if the corporation is party to a plan of merger or consolidation. However, the right to demand appraisal does not apply to stockholders if: (a) they are stockholders of a surviving corporation and a vote of the corporation's stockholders is not necessary to authorize the merger or consolidation; (b) the shares held by the stockholders are of a class or series registered on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 stockholders on the date set to determine the stockholders entitled to vote on the merger or consolidation. Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for their stock anything except: (a) shares of stock of the corporation surviving or resulting from the merger or consolidation; (b) shares of stock of any other corporation which, at the effective date of the merger or consolidation, will be listed on the New York Stock Exchange or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders; (c) cash in lieu of fractional shares of the corporations described in (a) and (b); or (d) any combination of the shares of stock and cash in lieu of fractional shares described in (a), (b) and (c).

      In a short-form merger under Section 253 of the Delaware Corporation Law, a parent corporation and one or more subsidiary corporations of which the parent owns at least 90% of the outstanding shares may merge into the parent corporation or one of the subsidiaries. Stockholders of the parent corporation in the short-form merger are not entitled to appraisal rights, whether the parent corporation survives the merger or not. Dissenting minority stockholders of a disappearing subsidiary in a short-form merger under the Delaware Corporation Law are entitled to appraisal rights.

      A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party, or a sale of all or substantially all of the assets of the corporation. PortaCom Delaware's Certificate of Incorporation does not expand the appraisal rights to which its stockholders otherwise are entitled under the Delaware Corporation Law.

      Derivative Actions. Under the British Columbia Company Act, a stockholder, director or any other person who, in the opinion of the court is a proper person to apply (a "complainant") may, with leave of the court, bring an action in the name of and on behalf of the company to enforce a right, duty or obligation owed to the company or to obtain damages for any breach thereof. A complainant (as defined above) also may defend, with leave of the court, in the name and on behalf of the company, any action brought against the company. A stockholder or director may apply to the court for such leave on notice to the company if (a) he has made reasonable efforts to cause the directors of the company to commence, diligently prosecute or defend the action; (b) he is acting in good faith; (c) it is prima facie in the interests of the company that the action be brought or defended; and (d) in the case of an application by a stockholder, he was a stockholder of the company at the time of the event giving rise to the cause of action. No action brought or defended as a derivative action can be settled or discontinued without approval of the court.

      Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of the corporation. The Delaware Corporation Law provides that a stockholder must aver in the complaint that he was a stockholder of the corporation at the time of the transaction of which he complains, and the stockholder must remain a stockholder until the derivative action is concluded. However, no action may be brought by a stockholder unless he first seeks remedial action on his claim from his corporation's board of directors, unless such a demand for redress is excused. The board of directors of a Delaware corporation can appoint an independent litigation committee to review a stockholder's request for a derivative action, and the litigation committee, acting reasonably and in good faith, can terminate the stockholder's action subject to court's review of such committee's independence, good faith and reasonable investigation. Under the Delaware Corporation Law, the court in a derivative action may apply a variety of legal and equitable remedies on behalf of the corporation which vary depending on the facts and circumstances of the case and the nature of the action brought. Attorneys' fees may be awarded where prosecuting or settling the action confers a specific and substantial benefit on the corporation.

      Oppression Remedy. The British Columbia Company Act contains an oppression remedy that enables the court, if satisfied upon application by a complainant (as defined above in "Derivative Action") that (a) the affairs of the company are being conducted or the powers of the directors are being exercised in an oppressive manner, or (b) some act of the company has been done or is threatened or some resolution has been passed or is proposed that is unfairly prejudicial, to make any order it considers appropriate, including the cancellation of any transaction, the purchase of shares of any stockholder, appointment of a receiver, the winding up of the company, compensation to the complainant and the rectification of any corporate record.

      Delaware Corporation Law does not provide a statutory remedy specifically like the British Columbia Company Act oppression remedy. However, the Delaware law provides a variety of legal and equitable remedies to a corporation's stockholders for improper acts or omissions of a corporation, its officers and directors. In an action alleging a breach of fiduciary duty by the directors of a corporation the "business judgment rule" must be overcome. Simply stated, the business judgment rule creates a rebuttable presumption in court that disinterested directors' decisions have been made in good faith, with due care and in the best interests of the corporation, absent a showing of intentional misconduct or gross negligence.

      Investigations. The British Columbia Company Act provides that, on application by shareholders holding not less than twenty percent (20%) of the issued shares of any class of a corporation's stock, or on application of a corporation, the court may appoint an inspector to investigate the affairs and management of a corporation or its affiliates.

      The Delaware Corporation Law provides that any stockholder has the right to inspect the books and records of the corporation upon written demand under oath for a purpose reasonably related to such person's interest as a stockholder. The stockholder may compel inspection by court order, if the corporation refuses to permit such inspection or does not respond within five
  (5) business days.

      The British Columbia Company Act also allows any stockholder to inspect the corporate records of a company which is a reporting company under the British Columbia Company Act (except for directors' minutes, documents and instruments approved by the directors and mortgages created or assumed by the Company).

      Indemnification of Officers and Directors. Under the British Columbia Company Act and pursuant to the British Columbia Constating Documents, the Company may indemnify a director or officer, a former director or officer or a person who acts or has acted at the Company's request as a director or officer of a body corporate of which the Company is or was a stockholder or creditor against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or such body corporate if (a) he acted honestly and in good faith with a view to the best interests of the company and (b), in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of PortaCom Delaware or such body corporate, a company may, with court approval, provide indemnification against all costs, charges and expenses reasonably incurred by such persons in connection with such action who fulfill the conditions set forth in (a) and (b) immediately above. The British Columbia Company Act requires court approval of any indemnification by a British Columbia corporation.

      The Delaware Corporation Law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, with the following exceptions: (a) a breach of the director's duty of loyalty; (b) payment of an unlawful stock dividend or making an unlawful stock repurchase or redemption;
  (c) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (d) in any transaction in which the director derived an improper personal benefit. PortaCom Delaware's Certificate of Incorporation eliminates the liability of directors of the corporation for monetary damages to the fullest extent permissible under Delaware law.

      The Delaware Corporation Law permits a corporation to indemnify its directors, officers, employees and other agents under circumstances similar to those for which the British Columbia Constating Documents provide. The Delaware Constating Documents require PortaCom Delaware to indemnify all such persons whom it has the power to indemnify to the fullest extent legally permissible by the Delaware Corporation Law. PortaCom Delaware's bylaws permit PortaCom Delaware to advance expenses to a director or officer, provided that the director or executive officer undertakes to repay amounts advanced unless it is ultimately determined that such person ultimately is entitled to indemnification, and subject to such other conditions as the Board may impose.

      Indemnification rights conferred on a person by PortaCom Delaware's bylaws are deemed to be contractual, in that their repeal or modification shall have prospective effect only and shall not affect rights in effect under the bylaws at the time of an alleged occurrence, act or omission that is the basis of a proceeding against the person or the corporation. Indemnification rights to which a person becomes entitled under PortaCom Delaware's bylaws continue after the person ceases to be a director, officer, employee or other agent of PortaCom Delaware.

      Indemnification rights under the Delaware Corporation Law are not exclusive. Accordingly, PortaCom Delaware's bylaws specifically permit PortaCom Delaware to indemnify its directors, officers, employees and other agents pursuant to an agreement, bylaw provision, stockholder vote or vote of disinterested directors or otherwise, any or all of which may provide indemnification rights broader than those currently available under the British Columbia or Delaware indemnification statutes.

      Both the Delaware Constating Documents and British Columbia Constating Documents provide that PortaCom Delaware and the Company, respectively, may purchase insurance on behalf of those persons entitled to be indemnified by the Company.

      Dividends and Distributions. Under the British Columbia Company Act, directors of a company shall not declare or pay a dividend if there are reasonable grounds for believing that the company is, or would after the payment be, insolvent.

      The Delaware Corporation Law generally provides that a corporation may declare and pay dividends out of surplus (defined as the excess, if any, of net assets over stated capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to any restrictions contained in a corporation's certificate of incorporation. PortaCom Delaware's certificate of incorporation contains no such restrictions. Dividends may not be paid out of net profits if the stated capital of the corporation is less than the amount of stated capital represented by outstanding preferred stock, if any.

      Preemptive Rights. Neither the Delaware Corporation Law, nor the British Columbia Company Act (with respect to reporting companies), automatically provides for preemptive rights to acquire a corporation's unissued stock. However, such right expressly may be granted to the stockholders in a corporation's certificate of incorporation under the Delaware Corporation Law. Neither the Delaware Constating Documents nor the British Columbia Constating Documents provide for preemptive rights.

                               RIGHT OF DISSENT

      British Columbia Law. Pursuant to Sections 37 and 231 of the Company Act (British Columbia), any stockholder of the Company who dissents in respect of the Special Resolution to continue the Company's jurisdiction of incorporation from British Columbia to Wyoming is entitled, upon compliance with appropriate procedures, to be paid the fair market value of the shares held by him determined as of the day before the Special Resolution was passed. A copy of the relevant sections of the Company Act (British Columbia) is attached hereto as Exhibit E. The following is a summary of the operation of the provisions of the Company Act (British Columbia) relating to stockholder's dissent and appraisal rights. Any stockholder of the Company considering the exercise of his right of dissent should seek his own legal advice since failure to comply strictly with the provisions of the Company Act (British Columbia) may prejudice his right of dissent.

      Pursuant to the Company Act (British Columbia), a stockholder who wishes to dissent in respect of the Special Resolution to continue the Company's jurisdiction of incorporation to the laws of Wyoming must give written notice of his dissent ("Notice of Dissent") to the Company, no later than 5:00 p.m. (Vancouver, British Columbia time) on December 21, 1996. Notice of Dissent is to be delivered by registered mail addressed to the Company at 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8. The giving of a Notice of Dissent does not deprive a stockholder of his right to vote on the Special Resolution. A vote against the Special Resolution or the execution or exercise of a proxy does not constitute Notice of Dissent. A stockholder however is not entitled to dissenters' rights if such stockholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his proxyholder to vote, such as by returning a signed but unmarked proxy) any such shares in favor of the Special Resolution, but a stockholder may abstain from voting on the Special Resolution, or may vote as a proxy for a stockholder whose proxy requires an affirmative vote without affecting his dissent rights.

      If the Special Resolution pertaining to the continuation of the Company's jurisdiction of incorporation to Wyoming is passed, the Company is required to give the dissenting stockholder (the "Dissenting Stockholder") prior notice of the Company's intention to act ("Notice of Intention to Act") on the Special Resolution and to advise the Dissenting Stockholder of his rights under the Company Act (British Columbia). Within 14 days after the Company giving the Notice of Intention to Act, each Dissenting Stockholder must send to the Company a written notice containing his name and address, the number of shares in respect of which he dissents and a requirement that the Company purchase all such shares (the "Demand for Purchase") together with the share certificates representing the shares in respect of which he dissents. A Dissenting Stockholder may not vote or exercise or assert any rights of a stockholder in respect of the shares for which Notice of Dissent has been given unless the Dissenting Stockholder withdraws his Demand for Purchase with the consent of the Company. Until the Dissenting Stockholder is paid in full for such shares, he may exercise and assert the rights of a creditor of the Company with respect to such shares.

      The price to be paid to a Dissenting Stockholder for his shares shall, in accordance with the Company Act (British Columbia), be the fair value as of the day before the date on which the Special Resolution was passed, including any appreciation or depreciation in anticipation of the vote on the Special Resolution.

      Either the Dissenting Stockholder or the Company is entitled to apply to the Court, which may fix the price and the terms of purchase and sale of the shares in respect of which the dissent is made or order that the price and terms be established by arbitration or make such consequential orders and give such directions as the Court considers appropriate.

      Wyoming Law. Upon the effectiveness of the change of domicile of the Company from British Columbia, Canada to Wyoming, the Company will be subject to the provisions of the Wyoming Corporation Act. Accordingly, stockholders will have a right of dissent under Sections 17-16-1301 through 17-16-1331 with respect to the Delaware Reincorporation (Proposal 2). A record stockholder may assert dissenters' rights as to fewer than all shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf he asserts dissenters' rights. A beneficial stockholder may assert dissenters' rights as to shares held on his behalf only if (i) he submits to the Company the record stockholder's written consent to the dissent not later than the time the beneficial stockholder asserts dissenters' rights and (ii) he does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

      In order to dissent, a stockholder is required to send to the Company, at or before the meeting, a written notice of intent to demand payment ("Notice of Intent"). Wyoming Corporations Act sec. 17-16-1321. The Notice of Intent should be sent to the Company at 1020 - 510 Burrard Street, Vancouver, British Columbia, V6C 3A8. A vote against the Delaware Reincorporation, an abstention, the return of a signed but unmarked proxy or the execution or exercise of a proxy to vote against the Delaware Reincorporation does not constitute a Notice of Intent, but a stockholder need not vote his shares against the Delaware Reincorporation in order to object. A vote in favor of the Delaware Reincorporation will deprive the stockholder of further dissent rights with respect to the Delaware Reincorporation, including by return of a signed but unmarked proxy.

      If any Notices of Intent are received by the Company and if the Delaware Reincorporation is adopted, the Company shall deliver a written dissenters' notice ("Dissenters' Notice") within ten days of the approval of the Delaware Reincorporation to all stockholders duly submitting Notices of Intent. Wyoming Corporation Act sec. 17-16-1322.

      A stockholder receiving a Dissenters' Notice shall have not less than 30 nor more than 60 days after the date of delivery of such notice to demand payment, certify that he acquired beneficial ownership of the shares prior to the required date and deposit his share certificates in accordance with the Dissenters' Notice. Wyoming Corporation Act sec. 17-16-1323.

      Upon receipt of the payment demand, the Company shall pay each dissenter the amount the Company deems to be the fair value of his shares, plus accrued interest. The payment shall be accompanied by a statement of how the Company's estimate of fair value was determined. Wyoming Corporation Act sec. 17-16-1325. A stockholder objecting to the Company's estimate of fair value may, but is not required to, submit his own estimate of fair value and demand payment of his estimate, less any payment already received. Wyoming Corporation Act sec. 17-16-1328. In the event the Company and the stockholders are unable to resolve the matter, the Company is required to commence a judicial proceeding within 60 days to determine the fair value of the shares. Wyoming Corporation Act sec. 17-16-1330.

      The foregoing is only a summary of the provisions of the Sections 17-16-1301 through 17-16-1331 of the Wyoming Corporation Act. Stockholders considering exercising such right of dissent should specifically refer to such sections of the Wyoming Corporation Act, a copy of which is attached hereto as Exhibit F. A failure to strictly comply with the provisions of the statute may prejudice the stockholder's right of dissent. It is suggested that any stockholder seeking to exercise such right obtain his own legal advice as to the manner of exercising such right and the implication thereof for the stockholder.

                              TAX CONSIDERATIONS

  UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS -- OWNERSHIP OF THE COMPANY COMMON STOCK PRE-CONTINUANCE AND MERGER

      General. The following section summarizes certain provisions of United States federal income tax law that may affect (i) the Company and its subsidiaries, and (ii) U.S. Stockholders (as defined below) of the Company. Although this summary discusses the principal tax considerations deemed by the Company to be material to a current investment in the Company's Common Stock, it does not purport to discuss all of the United States federal income tax consequences that may be relevant to such an investment nor will it apply to the same extent or in the same way to all investors. It is based, among other things, on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and published judicial decisions, regulations and rulings thereunder as in effect on the date of this report, and the assumption that the Company will continue to be structured and to operate its business in the manner described in this report. No information is provided herein with respect to the effect of any state or local tax law, rule or regulation nor is any information provided as to the effect of any foreign tax law (other than the federal law of Canada to the extent specifically set forth herein) or any provision of United States tax law other than United States federal income tax law. The following summary assumes that the Company will continue to operate its current business without material changes in the structure of its operations.

      Persons that are not U.S. Stockholders will be taxed differently under United States federal income tax law from U.S. Stockholders. THIS DISCUSSION DOES NOT ADDRESS U.S. TAXATION OF NON-U.S. STOCKHOLDERS. EACH U.S. AND NON-U.S. INVESTOR IN THE COMPANY'S COMMON STOCK OR WARRANTS IS URGED TO CONSULT WITH AN INDIVIDUAL TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH INVESTOR OF AN INVESTMENT IN SUCH SECURITIES.

      The Company and Subsidiaries. The Company is a holding company incorporated in Canada. All of the Company's business operations are conducted itself and by its U.S. subsidiaries in the United States. The Company is subject to tax in Canada and may be subject to tax in the United States. The U.S. subsidiaries are also subject to tax in the United States. The U.S. subsidiaries will not be subject to tax in Canada unless they receive certain types of Canadian source income or carry on a business through a permanent establishment in Canada.

      U.S. Withholding Tax on Dividends to the Company. The Company will be subject to a U.S. withholding tax on any dividends paid by its U.S. subsidiary. The tax rate is expected to be 6% for dividends paid in 1996, reduced to 5% for dividends paid in 1997, provided the Company qualifies under the Canada - U.S. Tax Convention (the "Treaty"). Management does not anticipate the payment of dividends for the foreseeable future. See "Dividends."

      Taxation of U.S. Stockholders. For purposes of this summary, U.S. Stockholders generally include stockholders that are (i) corporations or partnerships organized under the laws of the United States or any political subdivision thereof, (ii) estates or trusts, the income of which, from sources without the United States, is includable in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, (iii) United States Citizens, or (iv) United States resident aliens (as defined in Section 7701(b) of the Code).
  For purposes of this discussion, U.S. Stockholders do not include persons subject to special provisions of federal income tax law, such as tax-exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, and stockholders who acquired their stock through the exercise of employee stock options or otherwise as compensation.

      Purchase and Sale. If the Company Common Stock is sold or exchanged, gain or loss will be recognized, measured by the difference between the amount realized from such sale or exchange and the basis, generally the cost, of the Common Stock sold or exchanged.

      Generally, any gain or loss recognized as a result of the foregoing with respect to the Company Common Stock held as a capital asset will be a capital gain or loss and will either be long-term or short-term depending upon the period of time the Common Stock sold or exchanged was held. A holding period of more than one year results in long-term capital gain or loss treatment.
  The maximum rate on long-term capital gains for individuals is 28%. There are limitations on the ability to utilize capital losses to offset ordinary income.

      Distributions on Common Stock. No dividends have been paid by the Company to date, and none is anticipated to be paid for the foreseeable future. However, U.S. Stockholders receiving dividend distributions with respect to the Company's Common Stock would be required to include in gross income for United States federal income tax purposes the gross amount of such distributions to the extent that the Company has current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. See "Withholding Tax on Dividends to U.S. Stockholders." To the extent that distributions exceeded current or accumulated earnings and profits of the Company they would be treated first as a return of capital up to the U.S. Stockholder's adjusted basis in the Common Stock and thereafter as gain from the sale or exchange of such shares.

      Withholding Tax on Dividends to U.S. Stockholders. If any dividends were paid by the Company, they would be subject to a Canadian withholding tax. Individual U.S. Stockholders of the Company that qualify under the Treaty would be subject to a 15% Canadian withholding tax on any dividend distributions from the Company. Certain qualifying corporate U.S. Stockholders would only be subject to a 6% withholding tax, reduced to 5% in 1997. The withholding tax would be withheld by the Company from dividend distributions and paid to the Canadian government. A U.S. Stockholder may be entitled to a U.S. foreign tax credit for any Canadian withholding tax. In connection with a dividend distribution, a domestic corporation that owns 10 percent or more of the voting stock of the Company may also be entitled to a foreign tax credit with respect to Canadian income taxes paid by the Company. Complex rules govern the availability and amount of foreign tax credits to which a particular U.S. Stockholder may be entitled. Each U.S. Stockholder should consult its own tax advisor regarding the possible availability of a foreign tax credit.

      Information Reporting Requirements. IRC Section 6046 requires each five percent-or-greater U.S. Stockholder of the Company to file Form 5471. Form 5471 is an information return designed to help the IRS track U.S. persons owning five percent or more of foreign corporations. EACH U.S. STOCKHOLDER SHOULD CONSULT WITH U.S. TAX COUNSEL WITH RESPECT TO THESE FILING REQUIREMENTS.

      Additional Tax Considerations. Special U.S. tax rules that may be adverse to a U.S. Stockholder and that are not discussed herein may apply to a U.S. Stockholder that owns, directly or through rules of attribution, 10% or more of the voting stock of the Company if the Company is ever classified as a controlled foreign corporation ("CFC"). Other adverse U.S. tax rules may apply to all U.S. Stockholders if the Company is ever classified as a passive foreign investment company ("PFIC") as defined at IRC Section 1296. PFIC status could characterize the gain on the disposition of shares as an excess distribution as defined at IRC Section 1291(b) and could result in additional tax or an interest charge with respect to distributions. Management believes that the Company is not now a CFC or a PFIC, nor has it ever met the definition of a CFC or a PFIC.

  CANADIAN TAX CONSIDERATIONS -- OWNERSHIP OF THE COMPANY COMMON STOCK PRE-CONTINUANCE AND MERGER

      General. The following is a general summary of certain of the Canadian federal income tax considerations relating to a current investor in the Company Common Stock, who deals at arm's length with the Company, who is not a tax deferred entity such as a deferred income plan, and who holds shares of the Company as capital property, all for the purposes of the Income Tax Act (Canada) ("ITA"). The summary is based on the current provisions of the ITA, regulations thereunder (the "Regulations") and current administrative and assessing practices of Revenue Canada, Taxation ("Revenue Canada"). In addition, this summary takes into account all specific proposals to amend the ITA and Regulations publicly announced by the Department of Finance prior to the date hereof (collectively, the "Proposed Tax Amendments"). No assurance can be given that the Proposed Tax Amendments will be enacted as announced or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations which may differ significantly from those discussed herein.

      This summary is of a general nature only and is not intended to be nor should it be construed to be, legal or tax advice to any particular holder of shares of the Company. Accordingly, such persons should consult their own tax advisors for advice with respect to their own particular circumstances.

      This summary addresses certain provisions of Canadian federal income tax law that may affect Canadian resident stockholders and U.S. stockholders of the Company. For purposes of this summary, U.S. stockholders include U.S. resident individuals and U.S. corporations. U.S. stockholders should seek independent advice regarding the income tax consequences of investing in the Company Common Stock.

      The Company and Subsidiaries. The Company was incorporated in Canada and is subject to tax on its income in Canada. The Company is the parent company of U.S. subsidiaries. The U.S. subsidiaries will not be taxed in Canada unless they carry on a business through a permanent establishment in Canada or receive certain types of Canadian source income.

      If the Company has a branch in the U.S., it may be subject to income taxes in the U.S. It will be entitled to a credit against Canadian income taxes for any such U.S. income taxes, provided the foreign tax credit qualifications are met.

      Taxation on Disposition. A disposition or deemed disposition by a holder of Company stock will generally result in a holder realizing a capital gain (or a capital loss) equal to the amount by which proceeds of disposition are greater (or less) than the aggregate of the holder's adjusted cost base of the stock and the costs of such disposition.

      Three-quarters of any capital gain realized by a holder will be included in computing the holder's income as a taxable capital gain. Three-quarters of any capital loss realized by a holder may generally be deducted against taxable capital gains realized in the year of disposition or the three preceding taxation years or any subsequent taxation years, subject to detailed rules contained in the ITA in this regard.

      Distributions on Common Stock. A dividend received, or deemed to be received, on the Common Stock will be included in computing the taxable income of an individual holder of Common Stock as a dividend from a taxable Canadian corporation, subject to the normal gross up and dividend tax credit provisions. While dividends received on the Common Stock by a corporation will be included in computing its income, the corporation will generally be entitled to deduct an equivalent amount. "A private corporation" as defined in the ITA, or any other corporation controlled by or for the benefit of an individual or a related group of individuals will generally be liable to pay a 33-1/3% refundable tax under Part IV of the Act on any deemed dividend received to the extent such deemed dividend is deductible in computing the corporation's income under the ITA. The amount of any such deemed dividend will not generally be included in computing the proceeds of disposition to any holder for the purposes of computing any capital gain or loss arising on the disposition of the shares to the Company. If the stockholder is a corporation, any such capital loss may in certain circumstances be reduced by the amount of any dividends, including deemed dividends, which were deductible in computing taxable income of the corporate stockholder. Analogous rules apply to a partnership or trust of which a corporation is a member or a beneficiary.

      Taxation of U.S. Stockholders. A U.S. Stockholder who holds the Company Common Stock as capital property will not be subject to Canadian tax on capital gains realized on the disposition of such Common Stock unless the Common Stock is "taxable Canadian property" within the meaning of the Income Tax Act (Canada), and on which no relief is afforded under the Treaty. For most investors, it is unlikely that the Company Common Stock will be considered taxable Canadian property. However, any stockholder who has been a resident of Canada should seek independent tax advice.

      All U.S. stockholders, whether or not subject to Canadian income tax on the disposition of stock or warrants, will be subject to Canadian withholding tax on any dividends received from the Company. Dividends paid on the Company Common Stock held by U.S. stockholders not having a permanent establishment or fixed base in Canada (within the meaning of the Treaty), will be subject to Canadian withholding tax at the Treaty-reduced rate of 15%. Where, however, the beneficial owner of the dividend is a company which owns at least 10% of the voting stock of the Company, in which case the Treaty-reduced tax rate is 6% (reduced to 5% in 1997 and thereafter).

  UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS -- THE CONTINUANCE AND MERGER

      The following summary is a general discussion of certain United
  States federal income tax consequences of the Continuance and Merger. This summary is based upon the Code, regulations and rulings now in effect or proposed thereunder, current administrative rulings and practice and judicial authority, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Company or its stockholders set forth herein. This summary does not discuss all aspects of United States federal income taxation that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the United States federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign investors, dealers in securities and taxpayers subject to the alternative minimum tax) and does not discuss any aspect of state, local, Canadian or other foreign tax laws.

      The Company has not obtained an opinion from tax counsel or an independent accountant in connection with the preparation of this summary. The following discussion was prepared by the Company's counsel, Day Campbell & McGill in Costa Mesa, California, based on disclosure appearing in proxy statements filed by other companies engaged in similar transactions, and was extensively reviewed and commented upon as to Canadian law by experienced tax counsel with the Canadian firm of Koffman, Birnie & Kalef in Vancouver, British Columbia, and by tax accountants with the Vancouver office of the Company's auditors, KPMG Peat Marwick, and as to United States law by tax counsel with a United States law firm named The Busch Firm in Irvine, California.

      The Continuance and Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code. The transitory domicile of the Company as a Wyoming Corporation will be viewed for United States federal income tax purposes as an integrated step of a single transaction. The discussion below analyzes the Continuance and Merger as a direct continuation from British Columbia to Delaware, because this is how the transactions will be viewed for United States federal income tax purposes.

      The following are the material United States federal income tax consequences to the Company and its stockholders: (i) no gain or loss would be recognized by the Company of the reorganization; (ii) no gain or loss would be recognized by stockholders of the Company, except to holders of the Company Common Stock who receive cash upon the exercise of dissenters rights, as described herein; (iii) the tax basis of the shares of the Company Common Stock held by stockholders of the Company will be unchanged and (iv) the holding period of the shares of the Company Common Stock held by stockholders of the Company will be unchanged, provided such stock is held as a capital asset at the effective time of the reorganization.

      Because stockholders of the Company will hold stock in a domestic corporation rather than a foreign corporation as a result of the Continuance and Merger, the tax treatment of the Company stockholders who are U.S. Stockholders (as defined above under "United States Federal Income Tax Considerations--Ownership of the Company Common Stock") may also be affected by Section 367(b) of the Code. Under existing regulations issued pursuant to
  Section 367(b) of the Code, since management believes that the Company is not presently, nor has it ever been, a CFC or a PFIC (as defined above under "United States Federal Income Tax Considerations--Ownership of the Company Common Stock") neither the Company nor stockholders of the Company should be required to recognize gain under Section 367(b) of the Code. However, under proposed regulations pursuant to Section 367(b) of the Code, which regulations (with certain exceptions) are proposed to be effective for transactions occurring on or after the date which is 30 days after the date on which such regulations are finalized, U.S. stockholders of the Company who own less than 10 percent of the Company could recognize gain, if any, realized on the Continuance or Merger, if such proposed regulations are adopted as final regulations in the form currently proposed, and if such adoption as final regulations occurs more than 30 days before the Continuance takes place. In addition, if the proposed regulations are adopted as final regulations in the form currently proposed, to the extent of the gain, if any, realized on the Continuance or Merger, U.S. Stockholders who own 10% or more of the Company will be taxed on their pro rata shares of the Company's cumulative earnings and profits that had not been previously subject to U.S. tax and that had been accumulated as of the date of Continuance or Merger, even if the proposed regulations are finalized after the date of Continuance or Merger.

      For U.S. tax purposes, the U.S. stockholders of the Company Common Stock who receive cash upon the exercise of any dissenters rights generally will recognize gain or loss measured by the difference between the amount of cash received and their aggregate adjusted tax basis in such shares. Such gain or loss generally will be long-term capital gain or loss, if such shares have been held at the effective time of the Continuance or Merger for more than one year. However, stockholders who exercise dissenters' rights and who are considered for United Stated federal income tax purposes to own constructively shares of the Company Common Stock actually owned by other persons may, under certain circumstances, recognize dividend income (taxable as ordinary income) equal to the full amount of the cash they receive.

  THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. SUCH DISCUSSION MAY NOT BE APPLICABLE TO A STOCKHOLDER WHO ACQUIRED SHARES OF THE COMPANY STOCK PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. THE COMPANY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE SPECIFIC AND DEFINITE ADVICE AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE CONTINUANCE AS WELL AS ADVICE TO THE APPLICATION AND EFFECT OF STATE, LOCAL, CANADIAN AND OTHER FOREIGN INCOME AND OTHER TAX LAWS.

  UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS -- OWNERSHIP OF THE COMPANY COMMON STOCK FOLLOWING THE CONTINUANCE AND MERGER

      If the Continuance takes place, certain of the tax considerations described above under "United States Federal Income Tax Considerations-- Ownership of the Company Common Stock Pre-Continuance and Merger" would no longer apply. Only the tax considerations altered by the Continuance are described below.

      The Company and Subsidiaries. Following the Continuance, it is not expected that the Company would be subject to tax in Canada. The Company would be subject to tax in the United States.

      U.S. Withholding Tax on Dividends to the Company. If the Continuance takes place, the Company will be a U.S. corporation. Accordingly, dividends, if any paid to the Company by its U.S. subsidiary would no longer be subject to U.S. withholding tax.

      Distributions on Common Stock. If the Continuance takes place, because the Company will be a U.S. corporation, the rules generally applicable regarding the dividends received deduction available to corporations receiving dividends from certain United States corporations would apply to dividends, if any, paid by the Company to corporations that are U.S. stockholders.

      Withholding Tax on Dividends to U.S. Stockholders. If the Continuance takes place, because the Company will be a U.S. corporation, there would no longer be a Canadian withholding tax on dividends paid by the Company to U.S. stockholders.

      Information Reporting Requirements. If the Continuance takes place, because the Company will be a U.S. corporation, the information reporting requirements that may apply to U.S. stockholders of foreign corporations would no longer be applicable.

      Additional Tax Considerations. If the Continuance takes place, because the Company will be a U.S. corporation, special U.S. tax rules that could have applied in certain circumstances to the Company as a foreign corporation, would no longer be applicable.

      Non-U.S. Stockholders. If the Continuance takes place, because the Company will be a U.S. corporation, dividends paid to non-U.S. Stockholders could be subject to U.S. withholding tax at a statutory rate of 30 percent or such lower rate as is provided by any applicable income tax treaty between the United States and the stockholder's country of tax residence. For Canadian stockholders the withholding rate under the Treaty is 15%, unless the beneficial owner of the dividend is a company which owns at least 10% of the voting stock of the Company, in which case the Treaty-reduced rate is 6% (reduced to 5% in 1997 and thereafter).

  CANADIAN FEDERAL INCOME TAX CONSIDERATIONS -- THE CONTINUANCE AND MERGER

      The following is a general summary of certain of the Canadian federal income tax considerations relating to the Continuance of the Company to Wyoming and subsequent merger with a Delaware company which are generally applicable to the Company, who are not tax exempt entities such as deferred income plans, and the holders of shares of the Company, who deal at arm's length with the Company and who hold shares of the Company as capital property, all for the purposes of the Income Tax Act (Canada) ("ITA"). The summary is based on the current provisions of the ITA, regulations thereunder (the "Regulations") and current administrative and assessing practices of Revenue Canada Taxation ("Revenue Canada"). In addition, this summary takes into account all specific proposals to amend the ITA and Regulations publicly announced by the Department of Finance prior to the date hereof (collectively, the "Proposed Tax Amendments"). No assurance can be given that the Proposed Tax Amendments will be enacted as announced or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, nor does it take into account provincial, territorial or foreign tax legislation or considerations which may differ significantly from those discussed herein.

      This summary is of a general nature only and is not intended to be nor should it be construed to be, legal or tax advice to any particular holder of shares of the Company. Accordingly, such persons should consult their own tax advisors for advice with respect to their own particular circumstances.

  The Company

      Upon the Continuance of the Company to Wyoming, the Company will cease to be a resident of Canada for tax purposes under the ITA. The taxation year of the Company will be deemed to end immediately before the Company ceased to be a resident of Canada. Each property owned by the Company immediately before the deemed year end is deemed to have been disposed by the Company for proceeds of disposition equal to the property's fair market value. Gains and losses derived by the Company from such deemed disposition will be included in computing its income for the taxation year ending at the deemed year end and will be subject to tax under Part I of the ITA.

      Further, tax pursuant to Part XIV of the ITA, will apply at the rate of 25%, reduced by the Treaty to 6% if the continuance occurs in 1996 or 5% if after 1996, of the amount if any by which the fair market value of the Company's assets at the time of the continuance exceeds the aggregate of the paid up capital in respect of the shares outstanding immediately before the continuance and the aggregate of the corporation's debts (excluding those relating to dividends) all as calculated in accordance with detailed rules under the ITA.

  Residents of Canada

      A holder of shares of the Company will not dispose of, or be deemed to dispose of, such shares on the Continuance of the Company to Wyoming. No tax consequence will accrue to such holder solely as a result of the Continuance.

      Residents of Canada who exercise dissenters' rights prior to the time the corporation ceases to be a Canadian resident company, with respect to the Continuance of the Company to Wyoming will dispose of their shares to the Company for fair market value. Such holder will generally realize a deemed dividend equal to the difference between the paid up capital of the shares repurchased by the Company and the amount received from the Company on the repurchase by the Company. Such deemed dividend received by an individual will be included in income of the individual subject to the gross up and dividend tax credit rules normally applicable to dividends received from taxable Canadian corporations. A "private corporation," as defined in the ITA, or any other corporation controlled by or for the benefit of an individual or a related group of individuals will generally be liable to pay a 33-1/3% refundable tax under Part IV of the Act on any deemed dividend received to the extent such deemed dividend is deductible in computing the corporation's income under the ITA. The amount of any such deemed dividend will not generally be included in computing the proceeds of disposition to any holder for the purposes of computing any capital gain or loss arising on the disposition of the shares to the Company. If the stockholder is a corporation, any such capital loss may in certain circumstances be reduced by the amount of any dividends, including deemed dividends, which were deductible in computing taxable income of the corporate stockholder. Analogous rules apply to a partnership or trust of which a corporation is a member or a beneficiary.

      Under Canadian tax law, where there has been a foreign merger in which the shares owned by a taxpayer of the capital stock of a corporation that was a predecessor foreign corporation immediately before the merger were exchanged for or became shares of the capital stock of the new foreign corporation, subsection 87(8) of the ITA applies to have subsection 87(4) of the ITA deem a taxpayer who holds shares of a predecessor foreign corporation as capital property to have disposed of the shares for proceeds equal to their adjusted cost bases and to have acquired shares of the new foreign corporation at the same amount. Therefore provided a holder of shares of the Company holds the shares as capital property and does not elect out of the application of subsection 87(4), no gain or loss should be realized by the shareholder as a result of the merger of the company with the Delaware corporation.

      Foreign mergers are defined in subsection 87(8.1) of the ITA to mean a merger or combination of two or more corporations resident in the same foreign jurisdiction to form a single corporate entity which is resident in the same jurisdiction. In addition, all or substantially all of the assets and liabilities of the predecessor corporation (except inter-company receivables, payables and shareholdings) must become assets and liabilities of the new foreign corporation by virtue of the merger or combination and all or substantially all of the shares of the predecessor foreign corporations must be exchanged for or become shares of capital stock of the new foreign corporation by virtue of the merger or combination. The rollover provisions of subsection 87 (8) of the ITA will not apply if the merger or combination resulted from the distribution of property to one corporation upon the wind-up of another corporation.

  Non-Residents of Canada

      The following summary is applicable to non-residents of Canada for the purposes of the ITA.

      A holder of shares of the Company will not dispose of, or be deemed to dispose of, the shares on the Continuance of the Company to Wyoming nor on the subsequent merger of the Company with a Delaware corporation. No tax consequence will be accrued to such holder solely as a result of the Continuance and Merger.

      A disposition or deemed disposition by a holder of a share in the Company after the Continuance who is not a resident in Canada will not give rise to tax under the ITA.

      Dividends received on shares of the Company after the Continuance will not give rise to tax under the ITA.

      A non-resident of Canada for the purposes of the ITA who exercises dissenters rights on the Continuance of the Company to Delaware will have its shares of the Company purchased by the Company for fair market value. Such purchase will result in a deemed dividend being received by the holder equal to the amount by which the amount received by the holder on the repurchase of the shares exceeds its paid up capital. Such deemed dividend will be subject to a 25% withholding tax. Such withholding tax may be reduced by the provisions of any bilateral tax treaty entered into between Canada and the country in which the holder is resident. The amount of any such deemed dividend will not generally be included in computing the proceeds of disposition to any holder for the purposes of computing any capital gain or loss arising on the disposition of the shares to the Company.

  CANADIAN TAX CONSIDERATIONS - OWNERSHIP OF THE COMPANY COMMON STOCK FOLLOWING THE CONTINUANCE AND MERGER

      If the Continuance and subsequent merger takes place, certain of the tax considerations described above under "Canadian Tax Considerations - Ownership of the Company Stock Pre-Continuance and Merger" would no longer apply. Only the tax considerations altered by the Continuance and merger are described below.

      The Company and Subsidiaries. Following the Continuance the Company would no longer be resident in Canada and therefore the Company would not be subject to Canadian taxation provided it did not carry on business in Canada through a permanent establishment in Canada.

      Distributions on Common Stock. No dividends have been paid by the Company to date and none is anticipated to be paid for the foreseeable future. However, resident Canadian stockholders receiving dividend distributions with respect to the Company's Common Stock would be required to include in gross income for Canadian federal income tax purposes the gross amount of dividends received on the stock.

      Withholding Tax on Dividends to Canadian Stockholders. If any dividends were paid by the Company, they would be subject to U.S. withholding tax. Individual Canadian stockholders of the Company that qualify under the Treaty would be subject to a 15% U.S. withholding tax on any dividend distributions from the Company. Certain qualifying corporate Canadian stockholders would only be subject to a 6% withholding tax (reduced to 5% in 1997). The withholding tax would be withheld by the Company from dividend distributions and paid to the U.S. government. A Canadian resident stockholder may be entitled to a Canadian foreign tax credit for any U.S. withholding tax, calculated in accordance with detailed rules under the ITA, in respect of all or a portion of any United States withholding taxes payable on dividends paid to the holder. Each Canadian stockholder should consult his own tax advisor regarding the possible availability of a foreign tax credit.

      Deferred Plans. The shares of the Company, following the Continuance and Merger, may no longer be qualified investments for deferred plans and, where still qualified, will constitute foreign property for such plans. Penalties are prescribed under the ITA where deferred plans hold non-qualified investments or where the foreign property holdings of deferred plans are above prescribed thresholds.

      Information Reporting Requirements. Under draft legislation released March 5, 1996 Canadian resident taxpayers with interests in specified foreign property having a total cost in excess of $100,000 Canadian will be required to report and provide details on such holdings on Form T1135. The shares of the Company, subsequent to its continuance, will constitute specified foreign property.

      Additional Tax Considerations. Special Canadian tax rules that may be adverse to a Canadian resident stockholder and that are not discussed herein may apply to a Canadian stockholder where the Company derives its value primarily from portfolio investments in assets generally considered to be of an investment nature, such as the shares of the capital stock of one or more other corporations. If it may reasonably be concluded that one of the main reasons for holding the stock in the Company is to reduce the amount of Canadian tax that would otherwise apply to the holder of shares of the Company from holding such portfolio investments directly then a resident Canadian holder may be subject to attributed income generally equal to the holder' s cost amount of the stock multiplied by the prescribed rate of interest under the ITA.


                RATIFICATION OF MATERIAL CHANGES IN CONSTATING
                   DOCUMENTS AFFECTING STOCKHOLDERS' RIGHTS
                           (PROPOSALS THREE - FIVE)

  INTRODUCTION

      The Delaware Constating Documents effectively amend the British Columbia Constating Documents by (i) canceling the existing Class "A" and Class "B" preferred shares and authorizing the issuance of 5,000,000 shares of $.001 par value Preferred Stock; (ii) eliminating the personal liability of directors to the fullest extent allowed under Delaware law; and (iii) providing additional indemnification in excess of that currently provided.

      The Board of Directors unanimously deems each of the foregoing changes in the Company's Constating documents to be in the best interest of the Company and its stockholders.

                       AUTHORIZATION OF PREFERRED STOCK
                               (PROPOSAL THREE)

      The Delaware Constating Documents authorize the issuance of 5,000,000 of $.001 par value Preferred Stock. Preferred stock is currently authorized in the British Columbia Constating Documents, but such shares will be canceled.

      The Board of Directors considers it desirable to have the Preferred Stock available for issuance from time to time for such purposes and for such consideration as the Board of Directors may approve without the need to obtain the approval of the Company's stockholders. Moreover, the terms of the Preferred Stock including, without limitation, dividends, conversion prices, voting rights, liquidation and redemption prices will be determined by the Board of Directors.

      Although, at the present time, there are no plans to issue the Preferred Stock which will be authorized upon the approval of the change of domicile to Delaware and the adoption of the Delaware Constating Documents, the Board of Directors could issue such Preferred Stock with dividend and liquidation rights senior to those of the holders of the Common Stock without stockholder approval. In addition, although the Board has no present intention of doing so, shares of Preferred Stock could, without stockholder approval, be issued to a holder who would vote against a merger, a sale of assets or another extraordinary corporate transaction which may result in the disapproval of a transaction favored by or favorable to a majority of stockholders.

  VOTE REQUIRED; BOARD RECOMMENDATION

      The ratification of the authorization of the issuance of Preferred Stock will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

            PROPOSED CHANGES IN THE LIMITED LIABILITY OF DIRECTORS
             AND IN THE INDEMNIFICATION PROVIDED TO THE COMPANY'S
                   DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
                           (PROPOSALS FOUR AND FIVE)


      The British Columbia Constating Documents include a provision which eliminates officers' and directors' personal liability under certain specific circumstances and provides for mandatory indemnification of the Company's directors, officers, employees and agents of the Company if (i) such person acted honestly and in good faith with a view to the best interests of the Company and (ii) in the case of a criminal or administrative action or proceeding, such person had reasonable grounds for believing his conduct was lawful.

      The Company believes that it is important to continue to provide the Company's directors and officers with protection from the risk of litigation and personal liability, thereby ensuring that the Company can continue to attract and retain experienced individuals to serve as directors and officers and that the Company's directors and officers will continue to consider all possible alternatives when making business decisions. The Board of Directors has determined that it is in the best interests of the stockholders of PortaCom Delaware that the Certificate of Incorporation of PortaCom Delaware include a "Delaware Director Liability Provision" (as defined below) and that the Bylaws of PortaCom Delaware contain a "Delaware Indemnification Provision" (as defined below) in order to take full advantage of the protections permitted under Delaware law. Due to certain differences between British Columbia and Delaware law, PortaCom Delaware may be able to provide indemnification to its employees and agents and limited liability to its directors under a somewhat broader range of circumstances than currently permitted under British Columbia law. The stockholders should note that the members of the Company's Board of Directors will be beneficiaries of the Delaware Director Liability Provision and the Delaware Indemnification Provision and therefore have a personal interest in their approval.

      At present, there is no pending litigation or proceeding involving a director, officer or employee of the Company where indemnification would be sought or allowed for in the British Columbia Constating Documents of the Company or where a director's liability would be limited thereby.

      Director Liability. The Certificate of Incorporation of PortaCom Delaware includes a provision eliminating the directors' personal liability for monetary damages for a breach of the directors' duty of care to PortaCom Delaware or its stockholders (the "Delaware Director Liability Provision").
  As a result of the Delaware Director Liability Provision, no director of PortaCom Delaware will be liable for monetary damages for negligence or gross negligence occurring after the Delaware Reincorporation. Each director will, however, remain personally liable to PortaCom Delaware for failure to act in good faith or to comply with his or her duty of loyalty to PortaCom Delaware and will continue to be subject to equitable remedies, although such remedies in some circumstances may not, as a practical matter, be available. In addition, under Delaware law, each director will remain liable for engaging in a transaction from which such director derives an improper personal benefit, for engaging in intentional misconduct or a knowing violation of law or for the wrongful payment of a dividend or repurchase of shares by PortaCom Delaware where such dividend or repurchase was willfully or negligently caused by such director. The Delaware Director Liability Provision also may not limit a director's liability for violations of the federal securities laws.

       The Delaware Director Liability Provision is a somewhat broader limitation-of-liability provision in comparison to the provisions set forth in the British Columbia Constating Documents. Delaware law also may permit the limitation of directors' liability in a broader range of circumstances than does British Columbia law.

       Indemnification. Delaware law provides a detailed statutory framework covering indemnification of directors, officers, employees and agents against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors, officers, employees or agents. Section 145 of the General Corporation Law of Delaware ("Section 145") provides that a director, officer, employee or agent of a corporation:
  (a) shall be indemnified by the corporation for expenses, including attorneys' fees, in defense of any action or proceeding if the director, officer, employee or agent is sued by reason of his or her service to the corporation, to the extent that such person has been successful in defense of such action or proceeding, or in defense of any claim, issue or matter raised in such litigation; (b) may, in actions other than actions by or in the right of the corporation (such as derivative actions), be indemnified for expenses, judgments, fines, amounts paid in settlement of such litigation and other amounts even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation (and in a criminal proceeding, if he or she did not have reasonable cause to believe his or her conduct was unlawful); and (c) may be indemnified by the corporation for expenses (but not judgments or settlements) of any action by the corporation or of a derivative action (such as a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he or she is not successful, provided that he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification is permitted without court approval if the person is adjudged liable to the corporation.

       Delaware law also permits a corporation to elect to indemnify its directors, officers, employees and agents under a broader range of circumstances than that provided under Section 145. The indemnification provision in the Bylaws of PortaCom Delaware (the "Delaware Indemnification Provision") takes full advantage of the Delaware indemnification laws with regard to directors and officers and provides, among other things, that: (i) PortaCom Delaware is required to indemnify its directors and officers to the full extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; and (ii) PortaCom Delaware may advance expenses to its directors and officers as incurred, provided that they undertake to repay the amount advanced unless it is ultimately determined that they are entitled to indemnification.

       Like the Bylaws of PortaCom Delaware, the British Columbia Constating Documents provide that the Company may indemnify its directors, officers, employees and agents. British Columbia law, however, restricts a corporation from providing indemnification in certain situations in which indemnification may be permitted under Delaware law. British Columbia law, for example, prohibits indemnification of a director for liability resulting from acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was or should have been aware of a serious risk of injury to the corporation or its shareholders, or for liability resulting from acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders. Delaware law does not expressly prohibit indemnification in such circumstances. The standard of conduct required of persons being indemnified under British Columbia law in civil actions is also more stringent than that applied in Delaware. Under British Columbia law, a person must have acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in actions by or in the right of the corporation, of its stockholders. Under Delaware law, a person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation.

       Possible Disadvantages of Indemnification and Directors' Limited Liability Generally. The Delaware Director Liability Provision and the Delaware Indemnification Provision could have an adverse impact on the Company. In the event that PortaCom Delaware is injured as a result of a director's breach of fiduciary duties, including in connection with a takeover attempt, the Delaware Director Liability Provision could prevent PortaCom Delaware from recovering compensation for the damage it has suffered. The fact that a director knows that he or she will not suffer personal liability for his or her negligence or gross negligence may also cause the director to be less careful in handling PortaCom Delaware's affairs. In addition, the Delaware Indemnification Provision may require PortaCom Delaware to pay the costs of a legal defense and legal judgment arising out of injuries to third parties caused by the acts of its directors or officers which PortaCom Delaware would not otherwise be obligated to pay. The comparable charter and bylaw provisions currently in effect for the Company, however, have these same potential adverse effects.

  VOTE REQUIRED; BOARD RECOMMENDATION

       The ratification of the provisions of the Delaware Constating Documents limiting the liability of directors and the increased indemnification rights provided to the Company's officers, directors, employees and agents by the Delaware Constating Documents will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the meeting.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL LIMITING THE LIABILITY OF DIRECTORS AND "FOR" THE INCREASED INDEMNIFICATION OF THE COMPANY'S OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

                             STOCKHOLDER PROPOSALS

       Stockholders of the Company who intend to submit proposals to the Company's stockholders at the annual meeting of stockholders to be held in 1997 must submit such proposals to the Company no later than January 25, 1997, in order for them to be included in the Company's proxy materials for such meeting. Stockholder proposals should be directed to the attention of the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement.

                                 OTHER MATTERS

  The board of directors is not aware of any other matters to be brought before the extraordinary and special general meeting. If any other matters, however, are properly brought before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

  The contents of this Proxy Statement (Information Circular) have been approved and its mailing has been authorized by a resolution of the directors of the Company.

  Dated at Playa Del Rey, California this 22nd day of November, 1996

  ON BEHALF OF THE BOARD

  -----------------------------------------------
  Douglas C. MacLellan
  President, Chief Executive Officer and Director

                                    EXHIBITS

                                       TO

                                PROXY STATEMENT

                                       OF

                            PORTACOM WIRELESS, INC.

                                   EXHIBIT A

                                MERGER AGREEMENT
                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

     THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER (the "Merger Agreement") is made as of October _____, 1996 by and between PortaCom Wireless, Inc., a Wyoming corporation ("PortaCom Wyoming"), and PortaCom Wireless, Inc., a Delaware corporation ("PortaCom Delaware"). PortaCom Wyoming and PortaCom Delaware are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

     A. PortaCom Delaware is a corporation duly organized and existing under the laws of the State of Delaware.

     B. PortaCom Wyoming is a corporation duly organized and existing under the laws of the State of Wyoming.

     C. On the date of this Merger Agreement, PortaCom Delaware has authority to issue 100,000,000 shares of Common Stock, par value $0.001 per share, of which ten shares are issued and outstanding and owned by PortaCom Wyoming.

     D. On the date of this Merger Agreement, PortaCom Wyoming has authority to issue 100,000,000 shares of Common Stock, without par value, of which 11,956,010 shares are issued and outstanding, and 100,000,000 shares, each of Class A and Class B Preferred Stock, without par value, of which no shares are issued or outstanding.

     E. The respective Boards of Directors of PortaCom Delaware and PortaCom Wyoming have determined that, for the purpose of effecting the reincorporation of PortaCom Wyoming in the State of Delaware, it is advisable and to the advantage of such corporations and their respective shareholders that PortaCom Wyoming merge with and into PortaCom Delaware upon the terms and conditions herein provided.

     F. The respective Boards of Directors of PortaCom Delaware and PortaCom Wyoming have approved this Merger Agreement and have directed that this Merger Agreement be submitted to the vote of their respective shareholders.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that PortaCom Wyoming shall merge with and into PortaCom Delaware on the following terms, conditions and other provisions.

I.  TERMS AND CONDITIONS

     1.1.  Merger.  PortaCom Wyoming shall be merged with and into PortaCom
           ------
Delaware (the "Merger"), and PortaCom Delaware shall be the surviving corporation, effective upon the date this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").

     1.2.  Succession.  Upon the Effective Date, the separate existence of
           ----------
PortaCom Wyoming shall cease and PortaCom Delaware shall succeed to all of the rights, privileges, powers and property of PortaCom Wyoming in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

     1.3.  Common Stock of PortaCom Wyoming.  Upon the Effective Date, by virtue
           --------------------------------
of the Merger and without any action on the part of the holder thereof or the Constituent Corporations, each share of Common Stock of PortaCom Wyoming issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of Common Stock, par value $0.001 per share, of PortaCom Delaware.

     1.4.  Common Stock of PortaCom Delaware.  Upon the Effective Date, by
           ---------------------------------
virtue of the Merger and without any action on the part of the holder thereof or the Constituent Corporations, each share of Common Stock of PortaCom Delaware issued and outstanding immediately prior thereto shall automatically be canceled and returned to the status of an authorized but unissued share.

     1.5. Stock Certificates.  Upon and after the Effective Date, all of the
          ------------------
outstanding certificates which prior to that time represented shares of Common Stock of PortaCom Wyoming shall be deemed for all purposes to evidence ownership of and to represent the shares of Common Stock of PortaCom Delaware into which the shares of Common Stock of PortaCom Wyoming represented by such certificates have been converted in the Merger. The registered owner on the books and records of PortaCom Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to PortaCom Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividends and other distributions upon the shares of Common Stock of PortaCom Delaware evidenced by such outstanding certificate as provided above.

     1.6. Options.  Upon the Effective Date, PortaCom Delaware will assume and
          -------
continue all of PortaCom Wyoming's stock options and the outstanding and unexercised portions of all options and rights to purchase Common Stock of PortaCom Wyoming shall be converted into and become options or rights to purchase the same number of shares of Common Stock of PortaCom Delaware at the same exercise price and upon the same terms and subject to the same conditions as set forth in the agreements entered into by PortaCom Wyoming pertaining to such options and rights, as such agreements are in effect at the Effective Date. Upon the Effective Date, PortaCom Delaware will assume the outstanding and unexercised portions of such options and rights and all obligations of PortaCom Wyoming with respect thereto.

     1.7.  Other Employee Benefit Plans.  Upon the Effective Date, PortaCom
           ----------------------------
Delaware will assume all obligations of PortaCom Wyoming under any and all employee benefit plans in effect as of the Effective Date or with respect to which employee rights or accrued benefits are outstanding as of the Effective Date.

     1.8. Warrants.  Upon the Effective Date, each of the warrants to purchase
          --------
shares of Common Stock of PortaCom Wyoming which is outstanding immediately prior to the Effective Date shall be converted into and become a warrant to purchase the same number of shares of Common Stock of PortaCom Delaware at the same exercise price and upon the same terms and subject to the same conditions as set forth in each of such respective warrants as in effect at the Effective Date. Upon the Effective Date, PortaCom Delaware will assume the outstanding and unexercised portions of such warrants and all obligations of PortaCom Wyoming with respect thereto.

     1.9. Reservation of Shares.  Upon the Effective Date, an aggregate number
          ---------------------
of shares of Common Stock of PortaCom Delaware shall be reserved for issuance upon the exercise of options, stock purchase rights and warrants equal to the aggregate number of shares of Common Stock of PortaCom Wyoming so reserved immediately prior to the Effective Date.

II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

     2.1. Certificate of Incorporation and Bylaws.  The Certificate of
          ---------------------------------------
Incorporation of PortaCom Delaware as in effect immediately prior to the Effective Date shall continue in full force and effect thereafter as the Certificate of Incorporation of PortaCom Delaware without change or amendment, until such Certificate of Incorporation is duly amended in accordance with the provisions thereof and applicable law. The Bylaws of PortaCom Delaware in effect immediately prior to the Effective Date shall continue in full force and effect thereafter as the Bylaws of PortaCom Delaware without change or amendment, until such Bylaws are duly amended in accordance with the provisions thereof and applicable law.

     2.2. Directors.  The directors of PortaCom Delaware immediately prior to
          ---------
the Effective Date shall upon the Effective Date remain the directors of PortaCom Delaware and shall serve until the next annual meeting of shareholders of PortaCom Delaware and until their successors are duly elected and qualified or until their earlier resignation, removal or death.

     2.3. Officers.  The officers of PortaCom Wyoming shall become officers of
          --------
PortaCom Delaware upon the Effective Date and shall serve until their successors are duly elected and qualified or their earlier resignation, removal or death.

III. MISCELLANEOUS

     3.1. Further Assurances.  From time to time, as and when required by
          ------------------
PortaCom Delaware or by its successors and assigns, there shall be executed and delivered on behalf of PortaCom Wyoming such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in PortaCom Delaware the title to and possession of all of the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of PortaCom Wyoming and otherwise to carry out the purposes of this Merger Agreement, and the proper officers and directors of PortaCom Delaware are fully authorized in the name and on behalf of PortaCom Wyoming or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2. Amendment.  At any time before or after approval by the shareholders
          ---------
of the Constituent Corporations and subject to applicable law, this Merger Agreement may be amended in any manner as may be determined in the judgment of the respective Boards of Directors of PortaCom Wyoming and PortaCom Delaware to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement; provided, however, that an amendment made subsequent to the adoption of this Merger Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (2) alter or change any term of the Certificate of Incorporation of PortaCom Delaware to be effected by the Merger; or (3) alter or change any of the terms and conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of either Constituent Corporation.

     3.3. Abandonment.  At any time before the Effective Date, this Merger
          -----------
Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either PortaCom Wyoming or PortaCom Delaware or both, notwithstanding the approval of this Merger Agreement by the shareholders of PortaCom Wyoming and PortaCom Delaware.

     3.4. Governing Law.  This Agreement shall in all respects be construed,
          -------------
interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Wyoming Business Corporation Act.

     3.5. Counterparts.  In order to facilitate the filing and recording of this
          ------------
Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Boards of Directors of PortaCom Wyoming and PortaCom Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                        PORTACOM WIRELESS, INC.,
                                        a Wyoming corporation


                                        By: ____________________________
                                            Douglas C. MacLellan, President

ATTEST:

________________________________
Michael Richard, Secretary

                                       PORTACOM WIRELESS, INC.,
                                       a Delaware corporation


                                       By: ____________________________
                                           Douglas C. MacLellan, President

ATTEST:

_______________________________
Michael Richard, Secretary

                                   EXHIBIT B

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PORTACOM WIRELESS, INC.,
                             A DELAWARE CORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            PORTACOM WIRELESS, INC.



     FIRST:  The name of this corporation is PortaCom Wireless, Inc.

     SECOND: Its Registered Office in the State of Delaware is to be located at 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is One Hundred and Five Million (105,000,000), divided into One Hundred Million (100,000,000) shares of common stock of the par value of $.001 per share, and Five Million (5,000,000) shares of preferred stock of the par value of $.001 per share.

     FIFTH: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

     a) The number of shares constituting that series and the distinctive designation of that series;

     b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

     d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     e) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

     f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

     h) Any other relative rights, preferences and limitations of that series. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

     If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

SIXTH:  The name and mailing address of the incorporator are as follows:

     NAME                                      MAILING ADDRESS

     William Petty                             2030 Main Street
                                               Suite 1040
                                               Irvine, California 92714.

SEVENTH:  The duration of the corporation shall be perpetual.

EIGHTH: When a compromise or arrangement is proposed between the corporation and its creditors or any class of them or between the corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of the corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation pursuant to provisions of Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or of any receiver or receivers appointed for the corporation pursuant to provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the corporation as a consequence of the compromise or arrangement or reorganization, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the corporation.

NINTH: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

TENTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

ELEVENTH: The Board of Directors may adopt, amend or repeal the Bylaws of this corporation.

                                   EXHIBIT C

                                    BYLAWS
                                      OF
                           PORTACOM WIRELESS, INC.,
                            A DELAWARE CORPORATION

                            PORTACOM WIRELESS, INC.
                           (A DELAWARE CORPORATION)
                                    BYLAWS

                                   ARTICLE I

                                    OFFICES

SECTION 1.01  Registered Office.  The registered office of PortaCom Wireless,
              -----------------
Inc.. (hereinafter called the Corporation) in the State of Delaware shall be at 9 East Loockerman Street, in the City of Dover, County of Kent, and the name of the registered agent in charge thereof shall be National Registered Agents, Inc.

SECTION 1.02  Other Offices.  The Corporation may also have an office or offices
              -------------
at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

SECTION 2.01  Annual Meetings.  Annual meetings of the stockholders of the
              ---------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

SECTION 2.02  Special Meetings.  A special meeting of the stockholders for the
              ----------------
transaction of any proper business may be called at any time by (i) the Board or
(ii) the Chairman of the Board or (iii) the President or (iv) stockholders entitled to cast at least ten percent (10%) of the votes at such meeting.

SECTION 2.03  Place of Meetings.  All meetings of the stockholders shall be held
              -----------------
at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

SECTION 2.04  Notice of Meetings.  Except as otherwise required by law, notice
              ------------------
of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.05  Quorum.  Except in the case of any meeting for the election of
              ------
directors summarily ordered as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.06  Voting.
              ------


     (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the
Corporation:

     (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

     (ii) if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

     (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

     (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 2.07  List of Stockholders.  The Secretary of the Corporation shall
              --------------------
prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.08  Judges.  If at any meeting of the stockholders a vote by written
              ------
ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

SECTION 2.09  Action Without Meeting.  Any action required to be taken at any
              ----------------------
annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE III
                               BOARD OF DIRECTORS

SECTION 3.01  General Powers.  The property, business and affairs of the
              --------------
Corporation shall be managed by the Board.

SECTION 3.02  Number and Term of Office.  The number of directors shall be not
              -------------------------
less than three (3) nor more than fifteen (15). The exact number of directors shall be seven (7) until changed, within the limits specified above, by a bylaw amending this Section 3.02, duly adopted by the Board of Directors or by the stockholders. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.03  Election of Directors.  The directors shall be elected annually by
              ---------------------
the stockholders of the Corporation and the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

SECTION 3.04  Resignations.  Any director of the Corporation may resign at any
              ------------
time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.05  Vacancies.  Except as otherwise provided in the Certificate of
              ---------
Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.06  Place of Meeting, Etc.  The Board may hold any of its meetings at
              ---------------------
such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.07  First Meeting.  The Board shall meet as soon as practicable after
              -------------
each annual election of directors and notice of such first meeting shall not be required.

SECTION 3.08  Regular Meetings.  Regular meetings of the Board may be held at
              ----------------
such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.09  Special Meetings.  Special meetings of the Board shall be held
              ----------------
whenever called by the President or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or facsimile or be delivered personally not less than forty-eight (48) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.10  Quorum and Manner of Acting.  Except as otherwise provided in
              ---------------------------
these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.11  Action by Consent.  Any action required or permitted to be taken
              -----------------
at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

SECTION 3.12  Removal of Directors.  Subject to the provisions of the
              --------------------
Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the Corporation given at a special meeting of the stockholders called for the purpose.

SECTION 3.13  Compensation.  The directors shall receive only such compensation
              ------------
for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.14  Committees.  The Board may, by resolution passed by a majority of
              ----------
the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE IV
                                    OFFICERS

SECTION 4.01  Number.  The officers of the Corporation shall be a President, one
              ------
or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and a Treasurer.

SECTION 4.02  Election, Term of Office and Qualifications.  The officers of the
              -------------------------------------------
Corporation, except such officers as may be appointed in accordance with Section 4.03, shall be elected annually by the Board at the first meeting thereof held after the election thereof. Each officer shall hold office until his successor shall have been duly chosen and shall qualify or until his resignation or removal in the manner hereinafter provided.

SECTION 4.03  Assistants, Agents and Employees, Etc.  In addition to the
              -------------------------------------
officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

SECTION 4.04  Removal.  Any officer, assistant, agent or employee of the
              -------
Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

SECTION 4.05  Resignations.  Any officer or assistant may resign at any time by
              ------------
giving written notice of his resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06  Vacancies.  A vacancy in any office because of death, resignation,
              ---------
removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these Bylaws for regular appointments or elections to such office.

SECTION 4.07  The Chairman of the Board.  The Chairman of the Board, if such an
              -------------------------
officer be elected, shall, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.08 of this Article IV.

SECTION 4.08  The President.  Subject to such supervisory powers, if any, as may
              -------------
be given by the Board to the Chairman of the Board, if there be such an officer, the President of the Corporation shall be the chief executive officer of the Corporation and shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

SECTION 4.09  The Vice Presidents.  Each Vice President shall have such powers
              -------------------
and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President's absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 4.10  The Secretary.  The Secretary shall, if present, record the
              -------------
proceedings of all meetings of the Board, of the stockholders, and of all committees of which a secretary shall not have been appointed in one or more books provided for that purpose; he shall see that all notices are duly given in accordance with these Bylaws and as required by law; he shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board.

SECTION 4.11  The Chief Financial Officer.  The Chief Financial Officer shall
              ---------------------------
also be the Treasurer, and shall have the general care and custody of the funds and securities of the Corporation, and shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board. He shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever. He shall exercise general supervision over expenditures and disbursements made by officers, agents and employees of the Corporation and the preparation of such records and reports in connection therewith as may be necessary or desirable. He shall, in general, perform all other duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board.

SECTION 4.12  Compensation.  The compensation of the officers of the Corporation
              ------------
shall be fixed from time to time by the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that he is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                   ARTICLE V
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 5.01  Execution of Contracts.  The Board, except as in these Bylaws
              ----------------------
otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.02  Checks, Drafts, Etc.  All checks, drafts or other orders for
              -------------------
payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 5.03  Deposits.  All funds of the Corporation not otherwise employed
              --------
shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the President, any Vice President or the Chief Financial Officer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.04  General and Special Bank Accounts.  The Board may from time to
              ---------------------------------
time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI
                           SHARES AND THEIR TRANSFER

SECTION 6.01  Certificates for Stock.  Every owner of stock of the Corporation
              ----------------------
shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Chief Financial Officer or an Assistant Chief Financial Officer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 6.04.

SECTION 6.02  Transfers of Stock.  Transfers of shares of stock of the
              ------------------
Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.03  Regulations.  The Board may make such rules and regulations as it
              -----------
may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

SECTION 6.04  Lost, Stolen, Destroyed, and Mutilated Certificates.  In any case
              ---------------------------------------------------
of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

SECTION 6.05  Fixing Date for Determination of Stockholders of Record.  In order
              -------------------------------------------------------
that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders or expressing consent to corporate action without a meeting the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                 ARTICLE VII
                                INDEMNIFICATION

SECTION 7.01  Action, Etc.  Other Than by or in the Right of the Corporation.
              --------------------------------------------------------------
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 7.02  Actions, Etc., by or in the Right of the Corporation.  The
              ----------------------------------------------------
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.03  Determination of Right of Indemnification.  Any indemnification
              -----------------------------------------
under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 7.01 and 7.02. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders.

SECTION 7.04  Indemnification Against Expenses of Successful Party.
              ----------------------------------------------------
Notwithstanding the other provisions of this Article, to the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

SECTION 7.05  Prepaid Expenses.  Expenses incurred by an officer or director in
              ----------------
defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

SECTION 7.06  Other Rights and Remedies.  The indemnification provided by this
              -------------------------
Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.07  Insurance.  Upon resolution passed by the Board, the Corporation
              ---------
may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

SECTION 7.08  Constituent Corporations.  For the purposes of this Article,
              ------------------------
references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

SECTION 7.09  Other Enterprises, Fines, and Serving at Corporation's Request.
              --------------------------------------------------------------
For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

                                  ARTICLE VIII
                                 MISCELLANEOUS

SECTION 8.01  Seal.  The Board shall provide a corporate seal, which shall be in
              ----
the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

SECTION 8.02  Waiver of Notices.  Whenever notice is required to be given by
              -----------------
these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 8.03  Amendments.  These Bylaws, or any of them, may be altered, amended
              ----------
or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any Bylaws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

                            CERTIFICATE OF SECRETARY

          The undersigned, being the duly elected Secretary of PortaCom Wireless, Inc., a Delaware corporation, hereby certifies that the Bylaws to which this Certificate is attached were duly adopted by the Board of Directors of said Corporation on October ____, 1996.


                                       _______________________________
                                       Michael Richard, Its Secretary

                                   EXHIBIT D

                        WYOMING CONTINUANCE RESOLUTION
                      SPECIAL RESOLUTION OF STOCKHOLDERS

"RESOLVED as a Special Resolution that:

the continuance of the Company's jurisdiction from the Province of British Columbia, Canada to the State of Wyoming, United States of America and any and all amendments to the Company's Articles including the adoption of Articles of Continuance as may be approved by the Company's directors in substitution of the Company's Memorandum as a result thereof be and are hereby approved.

BE IT FURTHER RESOLVED as a Special Resolution that:

the directors of the Company be and they are hereby authorized and directed to take all such acts and proceedings and any one director of the Company be and is hereby authorized and directed to execute and deliver all such applications, authorizations, certificates, documents, filings and instruments (along with amendments thereto), including (but not so as to limit the generality of the foregoing) Articles of Continuance, whether under seal of the Company or otherwise, as in their opinion may be necessary or desirable in connection with the foregoing.

BE IT FURTHER RESOLVED as a Special Resolution that:

the directors of the Company shall have sole and complete discretion on whether to abandon the continuance of the Company's jurisdiction from the Province of British Columbia, Canada to the State of Wyoming, United States of American and, notwithstanding stockholder approval of same, there shall be no obligation to proceed with the continuance."

                                   EXHIBIT E

                    BRITISH COLUMBIA COMPANY ACT SECTION 231

                              DISSENT PROCEEDINGS


231.  (1)  Where,

          (a) being entitled to give notice of dissent to a resolution as provided in section 37, 127, 150, 246, 268, 273 or 313, a member of a company (in this Act called a "dissenting member") gives notice of dissent;

          (b) the resolution referred to in paragraph (a) is passed; and

          (c) the company or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a),

the company or the liquidator shall first give to the dissenting member notice of the intention to act and advise the dissenting member of his rights under this section.

          (2) On receiving a notice of intention to act in accordance with subsection (1), a dissenting member is entitled to require the company to purchase all his shares in respect of which the notice of dissent was given.

          (3) The dissenting member shall exercise his right under subsection
(2) by delivering to the registered office of the company, within 14 days after the company, or the liquidator, gives the notice of intention to act,

          (a) a notice that he requires the company to purchase all his shares referred to in subsection (2); and

          (b) the share certificates representing all his shares referred to in subsection (2);

and thereupon he is bound to sell those shares to the company and the company is bound to purchase them. [am. 1980, c. 50, s. 22]

          (4) A dissenting member who has complied with subsection (3), the company, or, if there has been an amalgamation, the amalgamated company, may apply to the court, which may

              (a) require the dissenting member to sell, and the company or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given;

              (b) fix the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors;

              (c) in the application any other dissenting member who has complied with subsection (3); and

              (d) make consequential orders and given directions it considers appropriate.

          (5) The price to be paid to a dissenting member for his shares shall be their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) shall be paid the same price.

          (6) The amalgamation or winding up of the company, or any change in its capital, assets or liabilities resulting from the company acting on the authority of the resolution referred to in subsection (1), shall not affect the right of the dissenting member and the company under this section or the price to be paid for the shares.

          (7) Every dissenting member who has complied with subsection (3) may

              (a) not vote, or exercise or assert any rights of a member, in respect of the shares for which notice of dissent has been given, other than under this section;

              (b) not withdraw the requirement to purchase his shares, unless the company consents; and

              (c) until he is paid in full, exercise and assert all the rights of a creditor of the company.

          (8) Where the court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court may make the order, without prejudice to any acts or proceedings which the company, its members, or any class of members may have taken during the intervening period, it considers appropriate to remove the limitations imposed on him by subsection (7).

          (9) The relief provided by this section is not available if, subsequent to giving his notice of dissent, the dissenting member acts inconsistently with his dissent; but a request to withdraw the requirement to purchase his shares is not an act inconsistent with his dissent.

          (10) A notice of dissent ceases to be effective if the member giving it consents to or votes in favor of the resolution of the company to which he is dissenting, except where the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

                                   EXHIBIT F

                        WYOMING BUSINESS CORPORATION ACT
                     SEC.17-16-1301 THROUGH SEC.17-16-1331
                              "DISSENTERS' RIGHTS"


                        ARTICLE 13.  DISSENTERS' RIGHTS

Subarticle A.  Right to Dissent and Obtain Payment for Shares

SEC. 17-16-1301.  DEFINITIONS.

(a) As used in this article:

          (i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

          (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

          (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

           (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

           (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

          (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

         (vii) "Shareholder" means the record shareholder or the beneficial shareholder. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1302.  RIGHT TO DISSENT.

(a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

       (i) Consummation of a plan of merger or consolidation to which the corporation is a party if;

       (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-103 or 17-16-111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

       (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

       (ii) Consumation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

       (iii) Consummation of a sale or exchange of all, or substantially all, of the older icorporation other than in the usual and regular course of business, if the sharehs entitled to vote on the sale or exchange, is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

        (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preferential right of the shares;

         (B) Creates, alters or abolishes a right in respect of redemption, including a provisison respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares other securities with similar voting rights; or

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-6-604.

          (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

          (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

           (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

           (i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

           (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Laws 1989, ch. 249, sec. 1.)

Subarticle B. Procedure for Exercise of Dissenters' Rights

SEC. 17-16-1320.  NOTICE OF DISSENTERS' RIGHTS.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

          (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322. (Laws 1989. ch. 249, sec. 1.)

SEC. 17-16-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

          (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under this article. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1322.  DISSENTERS' NOTICE.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

          (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

          (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         (ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

         (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection
              (a) of this section is delivered; and

          (v) Be accompanied by a copy of this article. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1323.  DUTY TO DEMAND PAYMENT.

          A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

          (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

          (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1324.  SHARE RESTRICTIONS.

          (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

          (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1325.  PAYMENT.

          (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

          (b) The payment shall be accompanied by:

          (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (ii) A statement of the corporation's estimate of the fair value of the shares;

        (iii) An explanation of how the interest was calculated;

         (iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

          (v) A copy of this article. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1326.  FAILURE TO TAKE ACTION.

(a) If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1327.  AFTER-ACQUIRED SHARES.

(a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection
(a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1328.  PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

      (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

     (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixth (60) days after the date set for demanding payment; or

    (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection

(a) of this section within thirty (30) days after the corporation made or offered payment for his shares. (Laws 1989, ch. 249, sec. 1.)

Subarticle C. Judicial Appraisal of Shares

SEC. 17-16-1330.  COURT ACTION.

(a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment for:

      (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

     (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327. (Laws 1989, ch. 249, sec. 1.)

SEC. 17-16-1331.  COURT COSTS AND COUNSEL FEES.

(a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

    (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonably fees to be paid out of the amounts awarded the dissenters who were benefited. (Laws 1989, ch. 249, sec. 1.)

                                                                PRELIMINARY COPY
                                                                ----------------


                            PORTACOM WIRELESS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           EXTRAORDINARY AND SPECIAL GENERAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 23, 1996

          The undersigned stockholder of PortaCom Wireless, Inc. (the "Company") hereby appoints Douglas C. MacLellan, President of the Company, or failing him
Michael Richard, Vice-President of the Company, or                       ,
                                                   ----------------------
as proxy to attend the Extraordinary and Special General Meeting of Stockholders and any adjournment or adjournments thereof and to vote the shares in the capital of the Company registered in the name of the undersigned as follows:

1. TO APPROVE AS A SPECIAL RESOLUTION A CHANGE IN THE COMPANY'S JURISDICTION OF INCORPORATION FROM BRITISH COLUMBIA, CANADA TO WYOMING, U.S.A., BY WAY OF A CONTINUATION UNDER THE WYOMING BUSINESS CORPORATION ACT.

        / / FOR              / /  AGAINST            / /  ABSTAIN

2. TO CONSIDER AND IF DEEMED ADVISABLE, TO PASS A RESOLUTION AUTHORIZING THE CORPORATION TO SUBSEQUENTLY CHANGE ITS DOMICILE FROM WYOMING TO DELAWARE TO BE ACCOMPLISHED BY THE MERGER OF THE CORPORATION WITH AND INTO A WHOLLY OWNED DELAWARE CORPORATION FORMED SOLELY FOR THE PURPOSE OF COMPLETING THE MERGER.

        / / FOR              / /  AGAINST            / /  ABSTAIN

3. TO CONSIDER AND IF DEEMED ADVISABLE, TO PASS A RESOLUTION AUTHORIZING THE CORPORATION TO ISSUE 5,000,000 SHARES OF $.001 PAR VALUE PREFERRED STOCK.

        / / FOR              / /  AGAINST            / /  ABSTAIN

4. TO CONSIDER AND IF DEEMED ADVISABLE, TO PASS A RESOLUTION AUTHORIZING THE CORPORATION TO ELIMINATE THE PERSONAL LIABILITY OF DIRECTORS TO THE FULLEST EXTENT ALLOWED UNDER DELAWARE LAW.

        / / FOR              / /  AGAINST            / /  ABSTAIN

5. TO CONSIDER AND IF DEEMED ADVISABLE, TO PASS A RESOLUTION AUTHORIZING THE CORPORATION TO PROVIDE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF THE CORPORATION CERTAIN INDEMNIFICATION RIGHTS IN ADDITION TO THOSE CURRENTLY PROVIDED.

        / / FOR              / /  AGAINST            / /  ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AND WHERE A CHOICE IS SPECIFIED WILL BE VOTED AS DIRECTED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOR OF THE RESOLUTIONS REFERRED TO ABOVE. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE IN RESPECT OF ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF EXTRAORDINARY AND SPECIAL GENERAL MEETING OR ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING AND IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE, all in the same manner and to the same extent and with the same power as the undersigned could do if the undersigned were personally present at the meeting.

The undersigned hereby revokes any proxy previously given.

AS WITNESS MY HAND this ____ day of __________________, 1996.

PRINT NAME
           -------------------------------------------

SIGNATURE
           -------------------------------------------

ADDRESS
           -------------------------------------------

                     NOTE: YOU MUST DATE AND SIGN THE PROXY

                                     NOTES

1. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED WHERE A CHOICE IS SPECIFIED AS DIRECTED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL CONFER DISCRETIONARY AUTHORITY AND WILL BE VOTED IN FAVOR OF THE RESOLUTIONS REFERRED TO ABOVE. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY TO VOTE IN RESPECT OF ANY AMENDMENTS OR VARIATIONS TO THE MATTERS IDENTIFIED IN THE NOTICE OF EXTRAORDINARY AND SPECIAL GENERAL MEETING, MATTERS INCIDENT TO THE CONDUCT OF THE MEETING, OR ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING AND IN SUCH MANNER AS SUCH NOMINEE IN HIS JUDGMENT MAY DETERMINE.

2. IF THE SHAREHOLDER DOES NOT WANT TO APPOINT EITHER OF THE PERSONS NAMED IN THE INSTRUMENT OF PROXY, HE SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON HE WISHES TO ACT AS HIS PROXY. SUCH OTHER PERSON NEED NOT BE A SHAREHOLDER OF THE CORPORATION.

3. THE INSTRUMENT OF PROXY WILL NOT BE VALID UNLESS IT IS DATED AND SIGNED BY THE SHAREHOLDER OR BY HIS ATTORNEY DULY AUTHORIZED BY HIM IN WRITING, OR, IN THE CASE OF A CORPORATION, IS EXECUTED BY AN OFFICER OR OFFICERS OR ATTORNEY FOR THE CORPORATION. IF THE INSTRUMENT OF PROXY IS EXECUTED BY AN ATTORNEY FOR AN INDIVIDUAL SHAREHOLDER OR JOINT SHAREHOLDERS OR BY AN OFFICER OR OFFICERS OR ATTORNEY OF A CORPORATE SHAREHOLDER, THE INSTRUMENT SO EMPOWERING THE OFFICER OR OFFICERS OR THE ATTORNEY, AS THE CASE MAY BE, OR A NOTARIAL COPY THEREOF, MUST ACCOMPANY THE PROXY INSTRUMENT.

4. THE INSTRUMENT OF PROXY TO BE EFFECTIVE MUST BE DEPOSITED WITH:


                        PACIFIC CORPORATE TRUST COMPANY
                              830-625 HOWE STREET
                      VANCOUVER, BRITISH COLUMBIA V6C 3D8

BEFORE THE CLOSE OF BUSINESS (VANCOUVER, BRITISH COLUMBIA TIME) NOT LESS THAN FORTY-EIGHT (48) HOURS, EXCLUDING SATURDAYS AND HOLIDAYS, PRECEDING THE MEETING OR AN ADJOURNMENT OF THE MEETING.

5. THIS PROXY IS VALID FOR ONE YEAR FROM ITS DATE.

6. THIS PROXY MAY BE REVOKED AT ANY TIME BY (A) SIGNING AND DELIVERING A PROXY BEARING A LATER DATE, (B) ATTENDING THE MEETING IN PERSON AND REGISTERING WITH THE SCRUTINEERS, OR (C) BY A SIGNED INSTRUMENT DELIVERED TO THE REGISTERED OFFICE OF THE COMPANY AT SUITE 1020, 510 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, V6C 3A8, OR DEPOSITED WITH THE CHAIRMAN OF THE MEETING, AS DESCRIBED MORE FULLY AT "APPOINTMENT AND REVOCATION OF PROXIES" IN THE ACCOMPANYING PROXY STATEMENT.